As filed with the Securities and Exchange Commission on September 5, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHELL PLC	SHELL FINANCE US INC.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	Delaware (State or other jurisdiction of incorporation or organization)
Not Applicable (I.R.S. Employer Identification No.) 2911 (Primary Standard Industrial Classification Code Number)	93-4449519 (I.R.S. Employer Identification No.) 2911 (Primary Standard Industrial Classification Code Number)

Shell Centre London, SE1 7NA United Kingdom +44 20 7943 1234	150 N. Dairy Ashford Houston, Texas 77079 United States of America +1-(832) 337-2000
(Address and telephone number of Registrant’s principal executive offices)	(Address and telephone number of Registrant’s principal executive offices)

Mr. Donald J. Puglisi Managing Director Puglisi & Associates 850 Library Avenue, Suite 204 Newark, Delaware 19711 1-302-738-6680	The Corporation Trust Company Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801 1-302-658-7581
(Name, address, and telephone number of agent for service for Shell plc)	(Name, address, and telephone number of agent for service for Shell Finance US Inc.)

Copies to:

Andrew J. Pitts, Esq. Cravath, Swaine & Moore LLP Two Manhattan West 375 Ninth Avenue New York, NY 10001 +1 (212) 474-1000	Justin R. Salon, Esq. Morrison & Foerster LLP 2100 L Street, NW Washington, DC 20037 +1 (202) 887-8785

Approximate date of commencement of proposed sale to the public: Upon the consummation of the exchange offers described herein.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13(e)-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

The information in this prospectus may change. We may not issue these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 5, 2024

PROSPECTUS

SHELL FINANCE US INC.

Offers to Exchange Any and All of
the Outstanding Notes of each Series Specified Below
up to the Maximum Amount (as defined below)

Early Participation Deadline: 5:00 p.m., New York City time, September 18, 2024, unless extended
Expiration Time: 5:00 p.m., New York City time, October 3, 2024, unless extended

Subject to the conditions described in this prospectus, including the applicable Minimum Size Condition and the Maximum Amount Condition (each as defined below), we are offering to exchange any validly tendered (and not validly withdrawn) and accepted notes, subject to the priorities set forth herein, of the following series of notes issued by Shell International Finance B.V. (“Shell International Finance”) (the “Old Notes”), for notes to be issued by Shell Finance US Inc. (“Shell Finance US”) and fully and unconditionally guaranteed by Shell plc (“Shell”) (the “New Notes”), as described in, and for the consideration summarized in, the table below (the “Exchange Offers” and each, an “Exchange Offer”). Each series of New Notes will have the same interest rate, maturity date, optional redemption date and interest payment dates as the corresponding series of Old Notes for which they are being offered in exchange and other terms that are substantially identical to the Old Notes except as discussed under “Description of the Differences Between the New Notes and the Old Notes”. As described below, no series of Old Notes will be subject to proration pursuant to the Exchange Offers.

Aggregate Principal Amount Outstanding ($MM)	Title of Series of Notes Issued by Shell International Finance to be Exchanged (collectively, the “Old Notes”)	CUSIP/ISIN No.	Acceptance Priority Level	Title of Series of Notes to be Issued by Shell Finance US (collectively, the “New Notes”) (1)	Minimum New Notes Size (2) ($MM)	Exchange Consideration (3)		Early Participation Premium (3)	Total Consideration (3)(4)
						New Notes (principal amount) (1)	Cash	New Notes (principal amount) (1)	New Notes (principal amount)(1)	Cash
$3,000	4.375% Guaranteed Notes due 2045	822582BF8/ US822582BF88	1	4.375% Guaranteed Notes due 2045	$500	$970	$1.00	$30	$1,000	$1.00
$1,750	2.750% Guaranteed Notes due 2030	822582CG5/ US822582CG52	2	2.750% Guaranteed Notes due 2030	$500	$970	$1.00	$30	$1,000	$1.00
$1,500	4.125% Guaranteed Notes due 2035	822582BE1/ US822582BE14	3	4.125% Guaranteed Notes due 2035	$500	$970	$1.00	$30	$1,000	$1.00
$1,250	4.550% Guaranteed Notes due 2043	822582AY8/ US822582AY86	4	4.550% Guaranteed Notes due 2043	$500	$970	$1.00	$30	$1,000	$1.00
$2,250	4.000% Guaranteed Notes due 2046	822582BQ4/ US822582BQ44	5	4.000% Guaranteed Notes due 2046	$500	$970	$1.00	$30	$1,000	$1.00
$1,500	2.375% Guaranteed Notes due 2029 (5)	822582CD2/ US822582CD22	6	2.375% Guaranteed Notes due 2029	$500	$970	$1.00	$30	$1,000	$1.00
$2,000	3.250% Guaranteed Notes due 2050 (5)	822582CH3/ US822582CH36	7	3.250% Guaranteed Notes due 2050	$500	$970	$1.00	$30	$1,000	$1.00
$1,250	3.750% Guaranteed Notes due 2046 (5)	822582BY7/ US822582BY77	8	3.750% Guaranteed Notes due 2046	$500	$970	$1.00	$30	$1,000	$1.00
$1,250	3.125% Guaranteed Notes due 2049 (5)	822582CE0/ US822582CE05	9	3.125% Guaranteed Notes due 2049	$500	$970	$1.00	$30	$1,000	$1.00
$1,000	3.000% Guaranteed Notes due 2051 (5)	822582CL4/ US822582CL48	10	3.000% Guaranteed Notes due 2051	$500	$970	$1.00	$30	$1,000	$1.00
$1,750	2.875% Guaranteed Notes due 2026 (5)	822582BT8/ US822582BT82	11	2.875% Guaranteed Notes due 2026	$500	$970	$1.00	$30	$1,000	$1.00
$1,000	2.500% Guaranteed Notes due 2026 (5)	822582BX9/ US822582BX94	12	2.500% Guaranteed Notes due 2026	$500	$970	$1.00	$30	$1,000	$1.00

(1)	The term “New Notes” in this column refers, in each case, to the series of New Notes corresponding to the series of Old Notes of like tenor and coupon.
(2)	No Old Notes of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Notes is greater than or equal to the applicable Minimum New Notes Size.
(3)	Consideration per $1,000 principal amount of Old Notes validly tendered (and not validly withdrawn) and accepted for exchange.
(4)	Includes the Early Participation Premium for Old Notes validly tendered prior to the Early Participation Deadline described below (and not validly withdrawn) and accepted for exchange.
(5)	It is possible that the Maximum Amount Condition will not be satisfied with respect to this series of Old Notes. No Old Notes of a given series will be accepted for exchange if the Maximum Amount Condition is not satisfied.

The Exchange Offers are subject to Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition, as described further below. Subject to applicable law, we reserve the right, but are under no obligation, to increase or decrease the Maximum Amount at any time, which, in the event of an increase, could result in the exchange of a greater aggregate principal amount of Old Notes. Accordingly, Holders should not tender Old Notes that they do not wish to have exchanged in the Exchange Offers. See “The Exchange Offers—Extensions; Amendments; Waiver; Termination.”

The aggregate principal amount of each series of Old Notes that is exchanged in the Exchange Offers will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest and Acceptance Priority Level 12 being the lowest. No Old Notes of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date (as defined below) in exchange for such series of Old Notes is greater than or equal to the applicable minimum new notes size set forth in the table above (the “Minimum New Notes Size” and, such condition, the “Minimum Size Condition”). Additionally, no Old Notes of a given series will be accepted for exchange unless $10,000,000,000 (the “Maximum Amount”) is greater than or equal to the sum of (i) the aggregate principal amount of such series of Old Notes validly tendered and not validly withdrawn and (ii) the aggregate principal amount of all series of Old Notes having a higher Acceptance Priority Level which have been accepted for exchange (the “Maximum Amount Condition”). If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level. If any series of Old Notes is accepted for exchange, all Old Notes of that series that are validly tendered and not validly withdrawn will be accepted for exchange. Accordingly, no series of Old Notes will be subject to proration pursuant to the Exchange Offers.

It is possible that any series of Old Notes with Acceptance Priority Level 6 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange.

In exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on September 18, 2024 (the “Early Participation Deadline”) and not validly withdrawn (subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition), holders will receive the total consideration set forth in the table above (the “Total Consideration”), which consists of $1,000 principal amount of New Notes and a cash amount of $1 (such cash amount, the “Cash Component”).

The Total Consideration includes an early participation premium set forth in the table above (the “Early Participation Premium”), which consists of $30 principal amount of New Notes.

In exchange for $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Deadline but prior to the Expiration Time (as defined below) and not validly withdrawn (subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition), holders will receive only the exchange consideration set forth in the table above (the “Exchange Consideration”), which is equal to the Total Consideration less the Early Participation Premium and so consists of $970 principal amount of New Notes and the Cash Component.

Other than the identity of the Issuer, the terms of each series of the New Notes are identical in all material respects to the corresponding series of Old Notes, with minor exceptions as discussed in “Description of the Differences Between the New Notes and the Old Notes.” The Old Notes are, and each series of the New Notes will be, fully and unconditionally guaranteed by Shell. Each series of the New Notes will have the same financial terms and covenants as the corresponding series of Old Notes. The Old Notes were issued pursuant to an indenture, dated June 27, 2006, among Shell International Finance, Shell and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the “Shell International Finance Indenture”). The New Notes will be issued pursuant to an indenture to be dated as of the Settlement Date (as defined below) among Shell Finance US, Shell and the Trustee (the “Shell Finance US Indenture” and together with the Shell International Finance Indenture, the “Indentures”).

Subject to the rounding described below, no accrued but unpaid interest will be paid on the Old Notes in connection with the Exchange Offers. However, interest on the applicable New Note will accrue from and including the most recent interest payment date of the tendered Old Note. The principal amount of each New Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion (plus accrued interest thereon), if any, of the exchange price of such Old Note. The Exchange Offers will expire at 5:00 p.m., New York City time, on October 3, 2024, unless extended (the “Expiration Time”). You may withdraw tendered Old Notes at any time prior to the Expiration Time. As of the date of this prospectus, there was $19,500,000,000 aggregate principal amount of Old Notes outstanding.

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver, where permitted, of the conditions discussed under “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Conditions to the Exchange Offers,” including, among other conditions, the Minimum Size Condition and the Maximum Amount Condition. Subject to applicable law and as described under “The Exchange Offers—Extensions; Amendments; Waiver; Termination,” we may, at our option and sole discretion, waive any such conditions with respect to any of the Exchange Offers, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the U.S. Securities and Exchange Commission. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Time.

We plan to issue the New Notes promptly on or about the third business day following the Expiration Time (the “Settlement Date”). The Old Notes currently are, and we intend will remain, listed on the New York Stock Exchange (“NYSE”), and we intend to apply to list the New Notes on the NYSE. There can be no assurance that any series of New Notes will be listed on the NYSE or as to the development or liquidity of any market for any series of the New Notes.

This investment involves risks. Prior to participating in any of the Exchange Offers, please see the section entitled “Risk Factors” beginning on page 9 of this prospectus for a discussion of the risks that you should consider. Additionally, see the sections entitled “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023 (the “2023 20-F”) and “Principal Risks and Uncertainties” in Exhibit 99.2 to our Report on Form 6-K filed with the SEC on August 1, 2024, which are incorporated by reference herein, to read about factors you should consider before investing in the New Notes.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

None of Shell, Shell Finance US, Shell International Finance, the Exchange Agent (as defined herein), the Information Agent (as defined herein), the Trustee or the Dealer Managers (as defined herein) makes any recommendation as to whether holders of Old Notes should exchange their notes in the Exchange Offers.

The Dealer Managers for the Exchange Offers are:

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Wells Fargo Securities

The date of this prospectus is    , 2024.

i

ABOUT THIS PROSPECTUS

In this prospectus, “Shell” or “Guarantor” refers to Shell plc; “Shell Group” refers to Shell and its subsidiaries; “Shell Finance US” or “Issuer” refers to Shell Finance US Inc.; “Shell International Finance” refers to Shell International Finance B.V.; “Royal Dutch” refers to N.V. Koninklijke Nederlandsche Petroleum Maatschappij (also known as Royal Dutch Petroleum Company); “Shell Transport” refers to The Shell Transport and Trading Company Limited (formerly The “Shell” Transport and Trading Company, p.l.c.); the terms “we,” “us,” and “our” refer to Shell or the Shell Group, as the context may require.

No person is authorized to give any information other than the information contained or incorporated by reference in this prospectus. We and the Dealer Managers take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction where it is unlawful. The delivery of this prospectus will not, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained or incorporated by reference is correct as of any time subsequent to the date of such information. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”). Prior to making any decision with respect to the Exchange Offers, you should read this prospectus and any prospectus supplement, together with the documents incorporated by reference herein, the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

In this prospectus, “U.S. dollars” or “$” refers to the lawful currency of the United States (“U.S.”), “pounds sterling,” “£” or “pence” refers to the lawful currency of the United Kingdom (“U.K.”), and “euro” or “€” refers to the currency established for participating member states of the European Union (“E.U.”) as of the beginning of stage three of the European Monetary Union on January 1, 1999.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus, any prospectus supplement and documents incorporated by reference in this prospectus and any prospectus supplement may contain forward-looking statements concerning the financial condition, results of operations and businesses of the Shell Group. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements.

Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of the Shell Group to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions.

These forward-looking statements are identified by their use of terms and phrases such as “aim,” “ambition,” “anticipate,” “believe,” “commit,” “commitment,” “could,” “estimate,” “expect,” “goals,” “intend,” “may,” “milestones,” “objectives,” “outlook,” “plan,” “probably,” “project,” “risks,” “schedule,” “seek,” “should,” “target,” “will,” “would” and similar terms and phrases. There are a number of factors that could affect the future operations of the Shell Group and could cause those results to differ materially from those expressed in the forward-looking statements included or incorporated by reference in this prospectus, including (without limitation):

●	price fluctuations in crude oil and natural gas;

●	changes in demand for the Shell Group’s products;

●	currency fluctuations;

●	drilling and production results;

●	reserves estimates;

●	loss of market share and industry competition;

●	environmental and physical risks;

●	risks associated with the identification of suitable potential acquisition properties and targets, and successful negotiation and completion of such transactions;

●	the risk of doing business in developing countries and countries subject to international sanctions;

●	legislative, judicial, fiscal and regulatory developments including regulatory measures addressing climate change;

●	economic and financial market conditions in various countries and regions;

●
political risks, including the risks of expropriation and renegotiation of the terms of contracts with governmental entities, delays or advancements in the approval of projects and delays in the reimbursement for shared costs;

●	risks associated with the impact of pandemics, such as the COVID-19 (coronavirus) outbreak, regional conflicts, such as the Russia-Ukraine war, and a significant cybersecurity breach; and

●	changes in trading conditions.

Also see “Risk Factors” in the 2023 20-F for additional risks and further discussion. No assurance is provided that future dividend payments will match or exceed previous dividend payments. All forward-looking statements contained or incorporated by reference in this prospectus are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. Neither Shell nor any of its subsidiaries undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or other information. In light of these risks, results could differ materially from those stated, implied or inferred from the forward-looking statements contained or incorporated by reference in this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Shell is subject to the information and periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, Shell and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to Shell or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to Shell’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

All filings made by Shell and its predecessors after December 15, 2002 are available online through the SEC’s EDGAR electronic filing system. Access to EDGAR can be found on the SEC’s website, at http://www.sec.gov.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this prospectus.

The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents:

●	Annual Report on Form 20-F of Shell for the fiscal year ended December 31, 2023, as filed with the SEC on March 14, 2024 (File No. 001-32575);

●
Report on Form 6-K of Shell furnished to the SEC on May 2, 2024, containing the unaudited condensed interim financial report of Shell and its consolidated subsidiaries for the three-month period ended March 31, 2024 (File No. 001-32575);

●
Report on Form 6-K of Shell furnished to the SEC on August 1, 2024, containing the unaudited condensed interim financial report of Shell and its consolidated subsidiaries for the three- and six-month periods ended June 30, 2024 (File No. 001-32575); and

●	Reports on Form 6-K of Shell filed with the SEC pursuant to Section 13(a) or Section 15(d) of the Exchange Act since the end of the fiscal year covered by the 2023 20-F.

We also incorporate by reference any future filings that we make with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act until we complete the Exchange Offers. Our reports on Form 6-K furnished to the SEC after the date of this prospectus (or portions thereof) are incorporated by reference in this prospectus only to the extent that the forms expressly state that we incorporate them (or such portions) by reference in this prospectus.

Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

We have filed a registration statement on Form F-4 with the SEC under the Securities Act. This prospectus, which is a part of the registration statement, does not contain all the information contained in the registration statement; certain items are contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. Statements that we make in this prospectus about the content of any contract, agreement or other document are not necessarily complete. With respect to each document filed as an exhibit to the registration statement, we refer you to the exhibit for a more complete description of the matter involved, and each statement that we make is qualified in its entirety by reference to such exhibits.

In particular, the contracts, agreements or other documents included as exhibits to the registration statement or incorporated by reference herein are intended to provide you with information regarding their terms and not to provide any other factual or disclosure information about us or the other parties to the documents. The documents may contain representations and warranties by each of the parties to the applicable document. These representations and warranties have been made solely for the benefit of the other parties to the applicable document and:

●	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

●	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable document, which disclosures are not necessarily reflected in the document;

●	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

●	were made only as of the date of the applicable document or such other date or dates as may be specified in the document and are subject to more recent developments.

You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address and telephone number:

Shell plc
Shell Centre
London, SE1 7NA
United Kingdom
Tel. No.: +44 20 7934 1234

Shell’s ordinary shares are admitted to the Official List of the U.K. Financial Conduct Authority and to trading on the market for listed securities of the London Stock Exchange and listed on Euronext Amsterdam. Shell’s ordinary shares are admitted for trading in the form of American Depositary Shares on the New York Stock Exchange. You can consult reports and other information about Shell that it files or makes public pursuant to the rules of the London Stock Exchange, Euronext Amsterdam and the New York Stock Exchange at such exchanges.

Additional information regarding Shell and the Shell Group may be obtained on its website at www.shell.com. Such information is not incorporated by reference into this prospectus.

To receive timely delivery of the documents prior to the Early Participation Deadline, you should make your request no later than September 11, 2024. To receive timely delivery of the documents prior to the Expiration Time, you should make your request no later than September 26, 2024.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES

Shell is a public limited company incorporated under the laws of England and Wales. A majority of Shell’s directors and officers and some of the experts named in this document reside outside of the U.S. and a majority of our assets are located outside of the U.S. As a result, it may not be possible for investors to effect service of process within the U.S. upon us or these persons or to enforce against us or them, in either the U.S. or the U.K., judgments of U.S. courts predicated upon the civil liability provisions of the U.S. federal or state securities laws.

The following discussion with respect to the enforceability of certain U.S. court judgments in England and Wales assumes a judgment is rendered in a U.S. court and is based upon advice provided to us by our English solicitors, Slaughter and May. The U.S. and the U.K. do not have a treaty providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters (although the U.S. and the U.K. are both parties to the 1958 Convention on the Recognition and Enforcement of Foreign Arbitral Awards). Any judgment rendered by any federal or state court in the U.S. based on civil liability, whether or not predicated solely upon U.S. federal securities law, would not be directly enforceable in England and Wales. In order to enforce any such judgment in England and Wales, proceedings must be initiated by way of fresh legal proceedings in respect of the judgment debt before a court of competent jurisdiction in England and Wales. In this type of action, an English court generally will not (subject to the matters identified below) reinvestigate the merits of the original matter decided by a U.S. court and will treat the judgment as conclusive. The matters which would cause an English court not to enforce a judgment debt created by a U.S. judgment are that:

●	the relevant U.S. court did not have jurisdiction under English rules of private international law to give the judgment;

●
the judgment was not final and conclusive on the merits. A foreign judgment which could be abrogated or varied by the court which pronounced it is not a final judgment. However, a judgment will be treated as final and conclusive even though it is subject to an appeal or if an appeal is actually pending, although in such a case a stay of execution in England and Wales may be ordered pending such an appeal. The foreign judgment will be treated as non-final and thus non-enforceable in England and Wales if execution in the foreign jurisdiction is stayed pending appeal. If the judgment is given by a court of a law district forming part of a larger federal system such as in the U.S., the finality and conclusiveness of the judgment in the law district where it was given alone are relevant in England and Wales. Its finality and conclusiveness in other parts of the federal system are irrelevant;

●
the judgment is not for a definite sum of money or is for a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other penalty or otherwise based on a U.S. law that an English court considers to be a penal, revenue or other public law;

v

●	the enforcement of such judgment would contravene public policy in England and Wales;

●
the enforcement of the judgment is prohibited by statute (for example, section 5 of the U.K. Protection of Trading Interests Act 1980 prohibits the enforcement of foreign judgments for multiple damages and other foreign judgments specified by statutory instrument concerned with restrictive trade practices. A judgment for multiple damages is defined as a judgment for an amount arrived at by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the judgment creditor);

●	the English proceedings were not commenced within the relevant limitation period;

●
before the date on which the U.S. court gave judgment, a judgment has been given in proceedings between the same parties or their privies in a court in the U.K. or in an overseas court which the English court will recognize;

●
the judgment has been obtained by fraud (on either the part of the party in whose favor judgment was given or on the part of the court pronouncing the judgment) or in proceedings in which the principles of natural justice were breached;

●
the bringing of proceedings in the relevant U.S. court was contrary to an agreement under which the dispute in question was to be settled otherwise than by proceedings in the U.S. courts (to whose jurisdiction the judgment debtor did not submit by counterclaim or otherwise); or

●	an order has been made and remains effective under section 9 of the U.K. Foreign Judgments (Reciprocal Enforcement) Act 1933 applying that section to U.S. courts including the relevant U.S. court.

If an English court gives judgment for the sum payable under a U.S. judgment, the English judgment will be enforceable by methods generally available for this purpose. The judgment creditor is able to utilize any method or methods of enforcement available to him/her at the time. In addition, it may not be possible to obtain an English judgment or to enforce that judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set-off or counterclaim against the judgment creditor.

Subject to the foregoing, investors may be able to enforce in England and Wales judgments in civil and commercial matters obtained from U.S. federal or state courts in the manner described above using the methods available for enforcement of a judgment of an English court. It is, however, uncertain whether an English court would impose liability on us or such persons in an action predicated upon the U.S. federal or state securities law brought in England and Wales.

IMPORTANT DATES

Please take note of the following important dates and times in connection with the Exchange Offers. These dates assume no extension of the Early Participation Deadline or the Expiration Time.

	Date and Time	Event
Launch Date	September 5, 2024	The commencement of the Exchange Offers.

Early Participation Deadline	5:00 p.m., New York City time, September 18, 2024, unless extended	The deadline for holders to validly tender their Old Notes in order to receive the Total Consideration.

Expiration Time	5:00 p.m., New York City time, October 3, 2024, unless extended	The deadline for holders to validly tender their Old Notes in the Exchange Offers.

Settlement Date	Promptly after the Expiration Time, expected to be October 8, 2024, the third business day immediately following the Expiration Time
If, as of the Expiration Time, all conditions, including the applicable Minimum Size Condition and the Maximum Amount Condition, have been or are concurrently satisfied or waived by us in respect of a given series of Old Notes, we will accept for exchange all Old Notes of such series validly tendered and not validly withdrawn pursuant to the Exchange Offers prior to the Expiration Time, subject to the Acceptance Priority Levels. We will deliver New Notes and will deposit with the Depository Trust Company (“DTC”), upon the direction of the Exchange Agent, an amount of cash sufficient to pay, with respect to any Old Notes tendered and accepted (and not validly withdrawn), the Cash Component.

SUMMARY

This summary provides an overview of selected information. Because this is only a summary, it may not contain all of the information that may be important to you in understanding the Exchange Offers. You should carefully read this entire prospectus, including the section entitled “Risk Factors.” Additionally, see the sections entitled “Risk Factors” in the 2023 20-F and “Principal Risks and Uncertainties” in Exhibit 99.2 to our Report on Form 6-K filed with the SEC on August 1, 2024, as well as the information incorporated by reference in this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.”

Shell plc

Shell is the single parent company of Shell Petroleum N.V. (the legal successor of Royal Dutch) and Shell Transport. From 1907 until 2005, Royal Dutch and Shell Transport were the public parent companies of a group of companies known collectively as the “Royal Dutch/Shell Group.” All operating activities were conducted through the subsidiaries of Royal Dutch and Shell Transport. On July 20, 2005, Shell became the single parent company of Royal Dutch and Shell Transport (the “Unification”). On December 10, 2021, the shareholders of Shell approved amendments to Shell’s Articles of Association (the “Articles”), which permitted Shell to simplify its share structure through the establishment of a single line of shares and alignment of Shell’s tax residence with its country of incorporation by relocating meetings of its Board of Directors and Executive Committee and the Chief Executive Officer and the Chief Financial Officer to the U.K. and granted the Board of Directors the power to change Shell’s name (the “Simplification”). On December 20, 2021 the Board of Directors formally approved the Simplification, and on December 31, 2021 the Board approved the key steps required to move Shell’s tax residence to the U.K. Shell’s name was changed from Royal Dutch Shell plc to Shell plc on January 21, 2022, and Shell’s shares were assimilated into a single line of shares on January 29, 2022. This completed the Simplification.

The companies of the Shell Group are engaged worldwide in all the principal aspects of the oil and natural gas industry.

You can find a more detailed description of the Shell Group’s business and recent transactions in the 2023 20-F, which is incorporated by reference into this prospectus, as well as any subsequent filings incorporated by reference into this prospectus.

The Issuer

Shell Finance US was incorporated as a corporation under the laws of the State of Delaware on November 13, 2023. Shell Finance US is an indirect wholly-owned subsidiary of Shell. Shell Finance US is a financing vehicle for Shell and its consolidated subsidiaries. Shell Finance US has no independent operations, other than raising debt for use by the Shell Group, hedging such debt when appropriate and on-lending funds raised to companies in the Shell Group. Shell Finance US will lend substantially all net proceeds of its borrowings to companies in the Shell Group. Shell will fully and unconditionally guarantee the New Notes issued by Shell Finance US pursuant to this prospectus as to payment of principal, premium (if any), interest and any other amounts due.

THE EXCHANGE OFFERS

The following summary does not contain all the information that may be important to you and is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus and the documents incorporated by reference. You should read this prospectus and the documents incorporated by reference in their entirety, particularly the “Risk Factors” section of this prospectus, before making an investment decision. For a more complete description of the terms of the Exchange Offers, see “The Exchange Offers.”

Offeror	Shell plc

The Exchange Offers
Upon the terms and subject to the conditions set forth in this prospectus, we are offering to exchange the series of notes issued by Shell International Finance B.V. (“Shell International Finance”) (the “Old Notes”) set forth in the table below for the applicable series of new notes to be issued by Shell Finance US Inc. (“Shell Finance US”) and fully and unconditionally guaranteed by Shell plc (“Shell”) (the “New Notes”) set forth in the table below, in the manner and amounts described herein (the “Exchange Offers” and each, an “Exchange Offer”), with the maximum combined aggregate principal amount of Old Notes that we can accept being a combined aggregate principal amount equal to $10,000,000,000 (the “Maximum Amount”). As described further herein, if any series of Old Notes is accepted for exchange, all Old Notes of that series that are validly tendered and not validly withdrawn will be accepted for exchange. As a result, no series of Old Notes accepted for exchange will be prorated.

Principal Amount Outstanding ($MM)	Title of Series of Notes Issued by Shell International Finance to be Exchanged (collectively, the “Old Notes”)	Acceptance Priority Level	Title of Series of Notes to be Issued by Shell Finance US (collectively, the “New Notes”)	Minimum New Notes Size ($MM)
$3,000	4.375% Guaranteed Notes due 2045	1	4.375% Guaranteed Notes due 2045	$500
$1,750	2.750% Guaranteed Notes due 2030	2	2.750% Guaranteed Notes due 2030	$500
$1,500	4.125% Guaranteed Notes due 2035	3	4.125% Guaranteed Notes due 2035	$500
$1,250	4.550% Guaranteed Notes due 2043	4	4.550% Guaranteed Notes due 2043	$500
$2,250	4.000% Guaranteed Notes due 2046	5	4.000% Guaranteed Notes due 2046	$500
$1,500	2.375% Guaranteed Notes due 2029	6	2.375% Guaranteed Notes due 2029	$500
$2,000	3.250% Guaranteed Notes due 2050	7	3.250% Guaranteed Notes due 2050	$500
$1,250	3.750% Guaranteed Notes due 2046	8	3.750% Guaranteed Notes due 2046	$500
$1,250	3.125% Guaranteed Notes due 2049	9	3.125% Guaranteed Notes due 2049	$500
$1,000	3.000% Guaranteed Notes due 2051	10	3.000% Guaranteed Notes due 2051	$500
$1,750	2.875% Guaranteed Notes due 2026	11	2.875% Guaranteed Notes due 2026	$500
$1,000	2.500% Guaranteed Notes due 2026	12	2.500% Guaranteed Notes due 2026	$500

Subject to applicable law, we reserve the right, but are not obligated, to increase or decrease the Maximum Amount as described below under “The Exchange Offers—Extensions; Amendments; Waiver; Termination.” Any such increase could result in the exchange of a greater aggregate principal amount of Old Notes. Accordingly, Holders should not tender Old Notes that they do not wish to have exchanged in the Exchange Offers. The Exchange Offers are conditioned upon certain conditions, including, among other conditions, the Minimum Size Condition and the Maximum Amount Condition (as described below under “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Conditions to the Exchange Offers”).

We expressly reserve the right, in our sole and absolute discretion, subject to applicable law and as described under “The Exchange Offers—Extensions; Amendments, Waiver; Termination,” to waive any condition to any of the Exchange Offers, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, or to terminate the Exchange Offer in respect of any series of Old Notes if the conditions described under “The Exchange Offers—Conditions to the Exchange Offers” are not satisfied or waived by the Expiration Time. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Time.

Other than the identity of the Issuer, the terms of each series of the New Notes are identical in all material respects to the corresponding series of Old Notes, with minor exceptions as discussed in “Description of the Differences Between the New Notes and the Old Notes.” The Old Notes are, and each series of the New Notes will be, fully and unconditionally guaranteed by Shell. Each series of the New Notes will have the same financial terms and covenants as the Old Notes.

See “The Exchange Offers—Terms of the Exchange Offers.”

Acceptance Priority Levels, Minimum Size Condition and Maximum Amount Conditions
The aggregate principal amount of each series of Old Notes that is exchanged in the Exchange Offers will be determined in accordance with the acceptance priority levels set forth in the table above (the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest and Acceptance Priority Level 12 being the lowest, subject to the Minimum Size Condition and the Maximum Amount Condition (each as defined below).

No Old Notes of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Notes is greater than or equal to the applicable minimum new notes size set forth in the table above (the “Minimum New Notes Size” and, such condition, the “Minimum Size Condition”). Additionally, no Old Notes of a given series will be accepted for exchange unless the Maximum Amount is greater than or equal to the sum of (i) the aggregate principal amount of such series of Old Notes validly tendered and not validly withdrawn and (ii) the aggregate principal amount of all series of Old Notes having a higher Acceptance Priority Level which have been accepted for exchange (the “Maximum Amount Condition”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level. It is possible that any series of Old Notes with Acceptance Priority Level 6 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange.

As of the date of this prospectus, the aggregate principal amounts of the Old Notes outstanding are set forth in the table above.

See “The Exchange Offers—Maximum Amount; Acceptance Priority Levels” and “The Exchange Offers—Extensions; Amendments; Waiver; Termination” for more information on priority of exchange as well as our ability to increase or decrease the size of the Maximum Amount or to waive any condition to any of the Exchange Offers, including the applicable Minimum Size Condition or the Maximum Amount Condition.

Procedures for Participation in the Exchange Offers
If you wish to participate in the Exchange Offers, you must cause the book-entry transfer of your Old Notes to the Exchange Agent’s account at DTC and electronically transmit your acceptance of the Exchange Offers through DTC’s Automated Tender Offer Program (“ATOP”) for transfer before the Expiration Time of the Exchange Offers. DTC will then verify the acceptance, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. There will be no letter of transmittal for this offer.

See “The Exchange Offers—Procedures for Tendering Old Notes.”

No Guaranteed Delivery Procedures	No guaranteed delivery procedures are available in connection with the Exchange Offers. You must tender your Old Notes by the Expiration Time in order to participate in the Exchange Offers.

Total Consideration; Early Participation Premium Prior to the Early Participation Deadline
Subject to the Acceptance Priority Levels, and conditions described herein, including the applicable Minimum Size Condition and Maximum Amount Condition, in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m. New York City time, on September 18, 2024 (the “Early Participation Deadline”) and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive the Total Consideration, which consists of $1,000 principal amount of New Notes and a cash amount of $1 (such cash amount, the “Cash Component”). Subject to the Acceptance Priority Levels, and conditions described herein, including the applicable Minimum Size Condition and Maximum Amount Condition, in exchange for each $1,000 principal amount of Old Notes, respectively, that is validly tendered after the Early Participation Deadline but prior to the Expiration Time and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive only the Exchange Consideration, which is equal to the Total Consideration less the Early Participation Premium of $30 principal amount of New Notes and so consists of $970 principal amount of New Notes and the Cash Component.

Expiration Time	Each of the Exchange Offers will expire at 5:00 p.m., New York City time, on October 3, 2024, or a later date and time to which we extend it with respect to one or more series of Old Notes.

Withdrawal	Tenders of Old Notes may be validly withdrawn at any time prior to the Expiration Time.

Following the Expiration Time, tenders of Old Notes may not be withdrawn. In the event of termination of an Exchange Offer, the Old Notes tendered pursuant to that Exchange Offer will be promptly returned to the tendering holders. See “The Exchange Offers—Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes
Subject to the satisfaction or, where permitted, waiver of the conditions to the Exchange Offers, including the applicable Minimum Size Condition and the Maximum Amount Condition, and to the Acceptance Priority Levels, the Issuer will accept for exchange those Old Notes that are validly tendered prior to the Expiration Time and not validly withdrawn (provided that the tender of Old Notes will only be accepted in the minimum denominations and integral multiples noted below under “—Denominations”). All Old Notes exchanged will be retired and cancelled.

The New Notes issued pursuant to the Exchange Offers will be issued and delivered, and the cash amounts payable will be delivered, through the facilities of DTC, Euroclear or Clearstream promptly on the Settlement Date. We will return to you any Old Notes that are not accepted for exchange for any reason without expense to you promptly after the Expiration Time. See “The Exchange Offers—Settlement Date.”

Tax Considerations
Holders should consider certain U.S. federal income tax, U.K. tax and Dutch tax consequences of the Exchange Offers; please consult your tax advisor about the tax consequences to you of the exchange. See “Material U.S. Federal Income Tax Considerations” and “Material Dutch Tax Considerations.”

Consequences of Not Exchanging Old Notes for New Notes
If you do not exchange your Old Notes for New Notes in the Exchange Offers, the trading market for any remaining Old Notes may be more limited than it is at present, and the smaller outstanding principal amount may make the trading price of the Old Notes that are not exchanged more volatile. Consequently, the liquidity, market value and price volatility of Old Notes that remain outstanding may be materially and adversely affected. Therefore, if your Old Notes are not exchanged in the applicable Exchange Offer, it may become more difficult for you to sell or transfer your unexchanged Old Notes.

See “Risk Factors—Risks Relating to the Exchange Offers—The outstanding aggregate principal amount of any series of Old Notes after the Exchange Offers may be significantly reduced, the liquidity of any trading market that currently exists for the Old Notes may be materially and adversely affected by the Exchange Offers, and holders of Old Notes who fail to participate in the Exchange Offers may find it more difficult to sell their Old Notes after the Exchange Offers are completed.”

Use of Proceeds	We will not receive any cash proceeds from the Exchange Offers. The Old Notes exchanged in connection with the Exchange Offers will be retired and cancelled and will not be reissued.

Exchange Agent, Information Agent and Dealer Managers	D.F. King & Co., Inc. is serving as the exchange agent and information agent for the Exchange Offers (the “Exchange Agent” or the “Information Agent”).

Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC are serving as the dealer managers (“Dealer Managers”) for the Exchange Offers.

The addresses and telephone numbers of the Dealer Managers are set forth on the back cover of this prospectus.

We have other business relationships with the Dealer Managers, as described in “The Exchange Offers—Exchange Agent” and “The Exchange Offers—Dealer Managers.”

No Recommendation
None of the Shell Group (including Shell, Shell Finance US and Shell International Finance), the Dealer Managers, the Information Agent, the Exchange Agent or the Trustee makes any recommendation in connection with the Exchange Offers as to whether any holder of Old Notes should tender or refrain from tendering all or any portion of the principal amount of that holder’s Old Notes, and no one has been authorized by any of them to make such a recommendation.

Risk Factors
For risks related to the Exchange Offers, please read the section entitled “Risk Factors” beginning on page 9 of this prospectus. Additionally, see the sections entitled “Risk Factors” in our 2023 20-F and “Principal Risks and Uncertainties” in Exhibit 99.2 to our Report on Form 6-K filed with the SEC on August 1, 2024, as well as factors contained or incorporated by reference into such documents and in subsequent filings by Shell with the SEC.

Further Information
Questions concerning the terms of the Exchange Offers should be directed to the Dealer Managers at the addresses and telephone numbers set forth on the back cover of this prospectus. Questions concerning the tender procedures and requests for additional copies of the prospectus should be directed to the Information Agent at the addresses and telephone numbers set forth on the back cover of this prospectus.

We may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”

The New Notes

The following summary contains basic information about the New Notes. It does not contain all of the information that may be important to you. For a more complete description of the terms of the New Notes, see “Description of the New Notes and Guarantees.”

Issuer	Shell Finance US Inc. (“Shell Finance US”)

Guarantor	Shell plc (“Shell”)

Securities Offered	In exchange for the Old Notes, we are offering the following New Notes in a total aggregate principal amount that will not be known until after the Expiration Time:

●          4.375% Guaranteed Notes due 2045
●          2.750% Guaranteed Notes due 2030
●          4.125% Guaranteed Notes due 2035
●          4.550% Guaranteed Notes due 2043
●          4.000% Guaranteed Notes due 2046
●          2.375% Guaranteed Notes due 2029
●          3.250% Guaranteed Notes due 2050
●          3.750% Guaranteed Notes due 2046
●          3.125% Guaranteed Notes due 2049
●          3.000% Guaranteed Notes due 2051
●          2.875% Guaranteed Notes due 2026
●          2.500% Guaranteed Notes due 2026

Interest Rates; Interest Payment Dates; Maturity
Each series of New Notes will have the same interest rate, maturity date, optional redemption date and interest payment dates as the corresponding series of Old Notes for which they are being offered in exchange.

Each New Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Old Note. Holders of Old Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from Shell International Finance in respect of interest accrued from the date of the last interest payment date in respect of their Old Notes until the date of the issuance of the New Notes. Consequently, holders of New Notes will receive the same interest payments that they would have received had they not exchanged their Old Notes in the applicable Exchange Offer. Subject to the rounding described below, no accrued but unpaid interest will be paid with respect to any Old Notes validly tendered and not validly withdrawn prior to the Expiration Time. The principal amount of each New Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and we will pay cash equal to the remaining portion (plus accrued interest thereon), if any, of the exchange price of such Old Note.

Interest Rates and Maturity Dates	Interest Payment Dates	First Interest Payment Date(1)	Interest Accrues From
4.375% Guaranteed Notes due 2045	May 11 and November 11	November 12, 2024	May 11, 2024
2.750% Guaranteed Notes due 2030	April 6 and October 6	April 7, 2025	October 6, 2024(2)
4.125% Guaranteed Notes due 2035	May 11 and November 11	November 12, 2024	May 11, 2024
4.550% Guaranteed Notes due 2043	February 12 and August 12	February 12, 2025	August 12, 2024
4.000% Guaranteed Notes due 2046	May 10 and November 10	November 12, 2024	May 10, 2024
2.375% Guaranteed Notes due 2029	May 7 and November 7	November 7, 2024	May 7, 2024
3.250% Guaranteed Notes due 2050	April 6 and October 6	April 7, 2025	October 6, 2024(2)
3.750% Guaranteed Notes due 2046	March 12 and September 12	March 12, 2025	September 12, 2024
3.125% Guaranteed Notes due 2049	May 7 and November 7	November 7, 2024	May 7, 2024
3.000% Guaranteed Notes due 2051	May 26 and November 26	November 26, 2024	May 26, 2024
2.875% Guaranteed Notes due 2026	May 10 and November 10	November 12, 2024	May 10, 2024
2.500% Guaranteed Notes due 2026	March 12 and September 12	March 12, 2025	September 12, 2024
(1)
This reflects the first date on which interest will be paid, including for those series of New Notes for which the first regularly scheduled Interest Payment Date would fall on a day that is not a Business Day.

(2)
Interest will be paid on October 7, 2024, the first Business Day following October 6, 2024, to holders of the Old Notes corresponding to this series on the relevant record date, whether or not such Old Notes are exchanged pursuant to the relevant Exchange Offer.

Optional Redemption of the New Notes
Shell Finance US has the right to redeem each series of the New Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the New Notes discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in “Description of the New Notes and Guarantees”) plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, less (b) interest accrued to the applicable date of redemption; and (ii) 100% of the principal amount of the New Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Title of Series	Make-Whole Spread
4.375% Guaranteed Notes due 2045	25 bps
4.125% Guaranteed Notes due 2035	20 bps
4.550% Guaranteed Notes due 2043	15 bps
4.000% Guaranteed Notes due 2046	25 bps
3.750% Guaranteed Notes due 2046	25 bps
2.875% Guaranteed Notes due 2026	20 bps
2.500% Guaranteed Notes due 2026	20 bps

Shell Finance US has the right to redeem each series of the New Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time prior to the applicable par call date (as set forth in the table below, the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of: (i)(a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the New Notes discounted to the applicable redemption date (assuming the New Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, less (b) interest accrued to the applicable date of redemption; and (ii) 100% of the principal amount of the New Notes to be redeemed; plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Title of Series	Make-Whole Spread	Par Call Date
2.750% Guaranteed Notes due 2030	35 bps	January 6, 2030
2.375% Guaranteed Notes due 2029	10 bps	August 7, 2029
3.250% Guaranteed Notes due 2050	35 bps	October 6, 2049
3.125% Guaranteed Notes due 2049	15 bps	May 7, 2049
3.000% Guaranteed Notes due 2051	20 bps	May 26, 2051

On or after the applicable Par Call Date, Shell Finance US has the right to redeem each series of the New Notes listed in the table immediately above, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the applicable series of the New Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable date of redemption.

See “Description of the New Notes and Guarantees—Redemption—Optional Redemption” for further detail.

Guarantee
The New Notes will be fully and unconditionally guaranteed (the “Guarantees”) by Shell (the “Guarantor”) as to the payment of principal, premium (if any) and interest, including any additional amounts that may be payable.

Tax Redemption
In the event of tax law changes that require us to pay additional amounts as described under “Description of the New Notes and Guarantees—Redemption—Optional Tax Redemption,” we may call the New Notes for redemption, in whole but not in part, prior to maturity.

Substitution
We may cause Shell or any subsidiary of Shell to assume the obligations of Shell Finance US under the New Notes. Additionally, should any entity become the 100% owner of Shell, such entity may assume the obligations of Shell. U.S. tax implications of these provisions to holders are described under “Risk Factors—Risks Relating to the New Notes—The substitution of the obligor on a particular series of New Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such New Notes that you hold.”

Denominations	We will issue the New Notes in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Listing
We intend to apply to list the New Notes on the NYSE. There can be no assurance that any series of New Notes will be listed on the NYSE or as to the development or liquidity of any market for the New Notes.

Form and Settlement
The New Notes will be issued only in registered, book-entry form. There will be global notes deposited with a common depositary for DTC representing the New Notes. Beneficial interests in New Notes held in book-entry form will not be entitled to receive physical delivery of certificated notes except in certain limited circumstances.  See “Description of the New Notes and Guarantees—Book-Entry Form.”

Separate Series; Further Issues
Each series of New Notes will constitute a separate series of notes under the Shell Finance US Indenture. Each such series of New Notes will be separate from any other series of debt securities that may be issued from time to time in the future under the Shell Finance US Indenture.  The Shell Finance US Indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder and we may, without the consent of the holders of the New Notes, issue additional debt securities, including additional New Notes, having the same ranking and same interest rate, maturity date, redemption terms and other terms as the New Notes described in this prospectus (except for the price to public, issue date, and in some cases, the first interest payment date). If we reopen any series of New Notes and issue additional notes, such additional notes will constitute part of a single series of debt securities consisting of such additional notes along with the related series of New Notes offered hereby.

Governing Law	The New Notes, the Guarantees and the Shell Finance US Indenture will be governed by the laws of the State of New York.

Trustee and Paying Agent	The trustee for the New Notes will be Deutsche Bank Trust Company Americas (“Trustee”).

RISK FACTORS

Participation in the Exchange Offers involves a high degree of risk, including, but not limited to, the risks described below. In addition, you should carefully consider, among other things, the risks described in the documents incorporated by reference into this prospectus. The risks and uncertainties described below and in the foregoing documents are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could suffer. As a result, the trading price of the New Notes could decline, perhaps significantly, and you could lose all or part of your investment. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

Risks relating to the Shell Group’s business

You should read “Risk Factors” in the 2023 20-F and “Principal Risks and Uncertainties” in Exhibit 99.2 to Shell’s Report on Form 6-K for the three months and six months ended June 30, 2024, filed with the SEC on August 1, 2024, which are incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to our business.

Risks Relating to the New Notes

Because Shell is a holding company and conducts its operations through subsidiaries, your right to receive payments on the Guarantees issued by Shell will be structurally subordinated to the liabilities of its subsidiaries.

Shell is organized as a holding company, and substantially all of its operations are carried out through subsidiaries of Shell. Shell’s ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Payments to Shell by its subsidiaries and affiliated companies will be contingent upon the earnings of those entities and the ability of those entities to pay dividends from profits available for distribution and make other payments to Shell is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which those entities are currently or may in the future become a party. Shell’s subsidiaries will not be guarantors of the New Notes. Claims of the creditors of Shell’s subsidiaries will have priority as to the assets of such subsidiaries over the claims of Shell. Consequently, in the event of insolvency of Shell, the claims of holders of the New Notes under the Guarantees would be structurally subordinated to the prior claims of the creditors of subsidiaries of Shell.

Because the New Notes will be unsecured, your right to receive payments may be adversely affected.

The New Notes will be unsecured. If Shell Finance US defaults on the New Notes or Shell defaults on the Guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Shell Finance US or Shell have granted security interests over their assets to secure other debts, the proceeds from the sale of the assets that secure these debts will be used to satisfy the obligations under that secured debt before Shell Finance US or Shell could use such proceeds to make payment on the New Notes or the Guarantees, respectively. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would rank equally in right of payment with all unsecured indebtedness that is not subordinated to such secured debt, including the New Notes. In addition, Shell Finance US or Shell may have to satisfy obligations mandatorily preferred by law applying to companies generally before Shell Finance US or Shell could make payments on the New Notes or the Guarantees, respectively.

The New Notes lack a developed trading market, and such a market may never develop or be sustained.

Although we intend to apply to list the New Notes on the NYSE, there can be no assurance that any series of New Notes will be listed or as to the development or liquidity of any market for the New Notes. There can also be no assurance regarding the ability of holders of New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If a trading market were to develop, the New Notes could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the New Notes, in each case depending on many factors, including, among other things, prevailing interest rates, Shell’s financial results, any change in Shell’s credit-worthiness and the market for similar securities.

The Dealer Managers may make a market in the New Notes as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop, in which case you may be unable to sell the New Notes at opportune times, at opportune prices or at all.

The substitution of the obligor on a particular series of New Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such New Notes that you hold.

We will have the right to cause Shell or any of its subsidiaries to assume the obligations of Shell Finance US under any series of the New Notes as described in “Description of the New Notes and Guarantees—Substitution of Shell Finance US as Issuer” below. In addition, an entity that becomes the owner of 100% of the voting stock of Shell may assume the obligations of Shell with respect to one or more series of the New Notes as described in “Description of the New Notes and Guarantees—Consolidation, Merger and Sale of Assets” below. Under U.S. tax law, the change in the obligor on the New Notes under these provisions could be treated as a disposition of any such New Notes that you hold, resulting in your realization of gain or loss on the New Notes even though you continue to hold the New Notes and receive no distribution in connection with the deemed disposition. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—Ownership of the New Notes – Generally—Sale, exchange or other disposition” for discussion of possible tax consequences.

The ability of Shell Finance US to satisfy its obligations in respect of the New Notes is dependent on other members of the Shell Group.

Shell Finance US is a special purpose financing vehicle that was formed for the purpose of raising debt for the Shell Group. Shell Finance US conducts no business or revenue-generating operations of its own. The primary business of Shell Finance US is the raising of money for the purpose of on-lending to other members of the Shell Group. The ability of Shell Finance US to satisfy its obligations in respect of the New Notes, including the payment of principal and interest, will depend on payments made to Shell Finance US by Shell and other subsidiaries in the Shell Group in respect of loans and advances made by Shell Finance US as applicable.

The Shell Finance US Indenture will not restrict the amount of additional indebtedness that we may incur.

The New Notes and the Shell Finance US Indenture under which the New Notes will be issued will not place any limitation on the amount of indebtedness that may be incurred by the Shell Group. Incurrence of additional indebtedness by the Shell Group may have important consequences for you as a holder of the New Notes, including making it more difficult for Shell Finance US or Shell to satisfy its obligations with respect to the New Notes, increasing the amount of indebtedness ranking equal or (if secured) effectively senior to the New Notes in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your New Notes, if any, and increasing the risk that the credit rating of the New Notes is lowered or withdrawn.

Risks Relating to the Exchange Offers

Our Board of Directors has not made a recommendation as to whether you should tender your Old Notes in exchange for New Notes in the Exchange Offers, and we have not obtained a third-party determination that the Exchange Offers are fair to holders of our Old Notes.

Our Board of Directors has not made, and will not make, any recommendation as to whether holders of Old Notes should tender their Old Notes in exchange for New Notes pursuant to the Exchange Offers. We have not retained, and do not intend to retain, any unaffiliated representative to act solely on behalf of the holders of the Old Notes for purposes of negotiating the terms of these Exchange Offers, or preparing a report or making any recommendation concerning the fairness of these Exchange Offers. Therefore, if you tender your Old Notes, you may not receive more than or as much value as if you chose to keep them. Holders of Old Notes must make their own independent decisions regarding their participation in the Exchange Offers.

Upon consummation of the Exchange Offers, holders who exchange Old Notes will lose their rights under such Old Notes.

If you validly tender Old Notes (and do not validly withdraw them) and your Old Notes are accepted for exchange pursuant to the Exchange Offers, you will lose all of your rights as a holder of the exchanged Old Notes, including, without limitation, your right to future interest and principal payments with respect to the exchanged Old Notes. See “—Risks Relating to the New Notes” above for more information.

A U.S. holder will generally recognize gain or loss on the exchange of Old Notes for New Notes.

An exchange of Old Notes for New Notes pursuant to the Exchange Offers will constitute a significant modification of the terms of the Old Notes and therefore be treated as a taxable disposition of the Old Notes in exchange for the New Notes for U.S. federal income tax purposes. As a result, a U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) that tenders the Old Notes in exchange for the New Notes will generally recognize gain or loss for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers.”

The outstanding aggregate principal amount of any series of Old Notes after the Exchange Offers may be significantly reduced, the liquidity of any trading market that currently exists for the Old Notes may be materially and adversely affected by the Exchange Offers, and holders of Old Notes who fail to participate in the Exchange Offers may find it more difficult to sell their Old Notes after the Exchange Offers are completed.

To the extent that Old Notes are tendered and accepted for exchange pursuant to the Exchange Offers, the trading markets for the remaining Old Notes will become more limited or may cease to exist altogether. A debt security with a small outstanding aggregate principal amount, or “float,” may command a lower price than would a comparable debt security with a larger float. Therefore, the market price for the remaining Old Notes may be adversely affected. The reduced float may also make the trading prices of the remaining Old Notes more volatile.

Some of the Old Notes you tender may not be exchanged.

If acceptance of all validly tendered (and not validly withdrawn) Old Notes of a particular series (together with all accepted Old Notes with a greater acceptance priority to such series) would cause us to accept a principal amount of Old Notes greater than the Maximum Amount, then the Maximum Amount Condition will not be satisfied with respect to such series of Old Notes and the Exchange Offers will be oversubscribed. It is possible that any series of Old Notes with Acceptance Priority Level 6 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange. Additionally, no series of Old Notes will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Notes is greater than or equal to the applicable Minimum New Notes Size. See “The Exchange Offers—Terms of the Exchange Offers,” “The Exchange Offers—Maximum Amount; Acceptance Priority Levels” and “The Exchange Offers—Conditions to the Exchange Offers.”

We reserve the right to increase or decrease the Maximum Amount.

Subject to applicable law, we reserve the right, but are not obligated, to increase or decrease the Maximum Amount in our sole and absolute discretion. Any such increase could result in the exchange of a greater aggregate principal amount of Old Notes. Accordingly, Holders should not tender Old Notes that they do not wish to have exchanged in the Exchange Offers. We will promptly announce any increase or decrease in the Maximum Amount by a press release. As discussed under “The Exchange Offers —Extensions; Amendments; Waiver; Termination,” in the event of any such change, we may choose to, or be obliged by applicable law to, extend one or more of the Early Participation Deadline or Expiration Time. If we increase the Maximum Amount after the Early Participation Deadline and do not extend the Early Participation Deadline, and you wish to participate in the Exchange Offers after the Early Participation Deadline, you will not receive the Total Consideration.

The Exchange Offers may be cancelled or delayed.

The consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed under “The Exchange Offers—Terms of the Exchange Offers” and “The Exchange Offers—Conditions to the Exchange Offers,” including, among other things, the Minimum Size Condition and the Maximum Amount Condition (see “—Some of the Old Notes you tender may not be exchanged.”) and that the registration statement on Form F-4 of which this prospectus forms a part has been declared effective. If the conditions are not satisfied then one or more of the Exchange Offers may be cancelled. We may, however, at our option and in our sole discretion, subject to applicable law and as described under “The Exchange Offers—Extensions; Amendments; Waiver; Termination,” waive any such conditions to any of the Exchange Offers, except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Even if the Exchange Offers are completed, the Exchange Offers may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the Exchange Offers may have to wait longer than expected to receive their New Notes and the cash consideration during which time those holders of the Old Notes will not be able to effect transfers of their Old Notes tendered for exchange.

You may not receive New Notes in the Exchange Offers if the applicable procedures for the Exchange Offers are not followed.

We will issue the New Notes in exchange for your Old Notes only if you tender (and do not validly withdraw) your Old Notes and deliver properly completed documentation for the applicable Exchange Offer. For any Exchange Offer relating to Old Notes, you must electronically transmit your acceptance through DTC’s ATOP and deliver any other required documents to the Exchange Agent before expiration of the Exchange Offers. There will be no letter of transmittal for the Exchange Offers. See “The Exchange Offers—Procedures for Tendering Old Notes” for a description of the procedures to be followed to tender your Old Notes.

You should allow sufficient time to ensure delivery of the necessary documents. None of the Issuer, the Exchange Agent, the Information Agent, the Dealer Managers or any other person is under any duty to give notification of defects or irregularities with respect to the tenders of the Old Notes for exchange.

If you tender your Old Notes after the Early Participation Deadline, and your Old Notes are accepted for exchange, you will only receive the Exchange Consideration.

Holders who validly tender their Old Notes after the Early Participation Deadline and whose Old Notes are accepted for exchange will only receive the Exchange Consideration, and will not receive the Early Participation Premium of $30 principal amount of New Notes for each $1,000 principal amount of Old Notes validly tendered and not validly withdrawn.

Failure to complete any of the Exchange Offers successfully could adversely affect the prices of the applicable Old Notes.

Several conditions must be satisfied or waived in order to complete each of the Exchange Offers. The conditions to the Exchange Offers may not be satisfied, and if not satisfied or waived (subject to applicable law, to the extent that the conditions may be waived, see “The Exchange Offers— Extensions; Amendments; Waiver; Termination”) the Exchange Offers may not occur or may be delayed. If the Exchange Offers are not completed or are delayed, the respective market prices of any or all of the series of Old Notes may decline to the extent that the respective then-current market prices reflect an assumption that the Exchange Offers have been or will be completed.

We may repurchase any Old Notes that are not exchanged in the Exchange Offers on terms that are more favorable to the holders of the Old Notes than the terms of the Exchange Offers.

We or our affiliates may, to the extent permitted by applicable law, after the Expiration Time of the Exchange Offers, acquire Old Notes that are not exchanged in the Exchange Offers through open market purchases, privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine, which with respect to the Old Notes may be more or less favorable to holders than the terms of the Exchange Offers. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

USE OF PROCEEDS

We will not receive any proceeds from the exchanges of the New Notes for the Old Notes pursuant to the Exchange Offers. In exchange for issuing the New Notes and paying the cash consideration, we will receive the tendered Old Notes. The Old Notes surrendered in connection with the Exchange Offers will be retired and cancelled.

THE EXCHANGE OFFERS

Purpose of the Exchange Offers

Shell is conducting the Exchange Offers to migrate the existing Old Notes from Shell International Finance B.V. to Shell Finance US Inc. in order to optimize the Shell Group’s capital structure and align indebtedness with its U.S. business.

The following diagram illustrates in simplified terms the structure of the Shell Group, including Shell Finance US and Shell International Finance.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus, we are offering to exchange the series of notes issued by Shell International Finance (the “Old Notes”) set forth in the table below for the applicable series of new notes to be issued by Shell Finance US and fully and unconditionally guaranteed by Shell (the “New Notes”) set forth in the table below, in the manner and amounts described herein (the “Exchange Offers” and each, an “Exchange Offer”), with the maximum combined aggregate principal amount of Old Notes that we can accept being a combined aggregate principal amount equal to $10,000,000,000 (the “Maximum Amount”). The series of Old Notes that will be accepted for exchange will be determined in accordance with the Acceptance Priority Levels mechanism (described below under “—Maximum Amount; Acceptance Priority Levels”), subject to the Minimum Size Condition and the Maximum Amount Condition (described below under “—Conditions to the Exchange Offers”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level. It is possible that any series of Old Notes with Acceptance Priority Level 6 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange even if one or more series with a lower Acceptance Priority Level is accepted for exchange. If any series of Old Notes is accepted for exchange, all Old Notes of that series that are validly tendered and not validly withdrawn will be accepted for exchange. As a result, no series of Old Notes accepted for exchange will be prorated.

In the Exchange Offers, we are offering in exchange for a holder’s outstanding Old Notes the following New Notes:

Aggregate Principal Amount ($MM)	Title of Series of Notes Issued by Shell International Finance to be Exchanged	Acceptance Priority Level	Title of Series of Notes to be Issued by Shell Finance US	Interest Payment Dates for Both Old Notes and New Notes
$ 3,000	4.375% Guaranteed Notes due 2045	1	4.375% Guaranteed Notes due 2045	May 11 and November 11
$ 1,750	2.750% Guaranteed Notes due 2030	2	2.750% Guaranteed Notes due 2030	April 6 and October 6
$ 1,500	4.125% Guaranteed Notes due 2035	3	4.125% Guaranteed Notes due 2035	May 11 and November 11
$ 1,250	4.550% Guaranteed Notes due 2043	4	4.550% Guaranteed Notes due 2043	February 12 and August 12
$ 2,250	4.000% Guaranteed Notes due 2046	5	4.000% Guaranteed Notes due 2046	May 10 and November 10
$ 1,500	2.375% Guaranteed Notes due 2029	6	2.375% Guaranteed Notes due 2029	May 7 and November 7
$ 2,000	3.250% Guaranteed Notes due 2050	7	3.250% Guaranteed Notes due 2050	April 6 and October 6
$ 1,250	3.750% Guaranteed Notes due 2046	8	3.750% Guaranteed Notes due 2046	March 12 and September 12
$ 1,250	3.125% Guaranteed Notes due 2049	9	3.125% Guaranteed Notes due 2049	May 7 and November 7
$ 1,000	3.000% Guaranteed Notes due 2051	10	3.000% Guaranteed Notes due 2051	May 26 and November 26
$ 1,750	2.875% Guaranteed Notes due 2026	11	2.875% Guaranteed Notes due 2026	May 10 and November 10
$ 1,000	2.500% Guaranteed Notes due 2026	12	2.500% Guaranteed Notes due 2026	March 12 and September 12

Specifically, (i) in exchange for each $1,000 principal amount of Old Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Participation Deadline, and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive $1,000 principal amount of New Notes and a cash amount of $1 (such cash amount, the “Cash Component” and, together with the New Notes, the “Total Consideration”) and (ii) in exchange for each $1,000 principal amount of Old Notes that is validly tendered after the Early Participation Deadline but prior to the Expiration Time and not validly withdrawn (and subject to the applicable minimum denominations), holders will receive only the “Exchange Consideration,” which is equal to the Total Consideration less the Early Participation Premium (as defined below) and so consists of $970 principal amount of New Notes and the Cash Component, in each case, subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition (each as defined below).

The Total Consideration includes an early participation premium (the “Early Participation Premium”), which consists of $30 principal amount of New Notes.

We reserve the right, but are not obligated, to increase or decrease the Maximum Amount in our sole discretion (see “—Extensions; Amendments; Waiver; Termination” below). Any such increase could result in the exchange of a greater aggregate principal amount of Old Notes. Accordingly, Holders should not tender Old Notes that they do not wish to have exchanged in the Exchange Offers. The Exchange Offers are conditioned upon certain conditions (as described herein and below under “—Conditions to the Exchange Offers”), including the applicable Minimum Size Condition and the Maximum Amount Condition. We expressly reserve the right, in our sole and absolute discretion, subject to applicable law and as described under “—Extensions; Amendments; Waiver; Termination” below, to waive any condition to any of the Exchange Offers, (except the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC), or to terminate the Exchange Offer in respect of any series of Old Notes if the conditions described under “—Conditions to the Exchange Offers” are not satisfied or waived by the Expiration Time. All conditions to the Exchange Offers must be satisfied or, where permitted, waived, at or by the Expiration Time.

The New Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the New Notes and Guarantees—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of New Notes below the applicable minimum denomination. If the Issuer would be required to issue a New Note in a denomination other than $1,000 or a whole multiple of $1,000 above such minimum denomination, the Issuer will, in lieu of such issuance:

●	issue a New Note in a principal amount that has been rounded down to the nearest lesser whole multiple of $1,000 above such minimum denomination; and

●
pay a cash amount equal to the difference between (i) the principal amount of the New Notes to which the tendering holder would otherwise be entitled and (ii) the principal amount of the New Note actually issued in accordance with this paragraph; plus accrued and unpaid interest on the principal amount of such Old Note representing such difference to the Settlement Date; provided, however, that you will not receive any payment for interest on this cash amount by reason of any delay on the part of the Exchange Agent in making delivery or payment to the holders entitled thereto or any delay in the allocation or crediting of securities or monies received by DTC to participants in DTC or in the allocation or crediting of securities or monies received by participants to beneficial owners and in no event will Shell be liable for interest or damages in relation to any delay or failure of payment to be remitted to any holder.

The interest rate, interest payment dates, optional redemption date and maturity of each series of New Notes to be issued by the Issuer in the Exchange Offers will be the same as those of the corresponding series of Old Notes to be exchanged. The New Notes received in exchange for the tendered Old Notes will accrue interest from (and including) the most recent date to which interest has been paid on those Old Notes; provided, that interest will only accrue with respect to the aggregate principal amount of New Notes you receive, which will be less than the principal amount of Old Notes you tendered for exchange in the event that your Old Notes are tendered and accepted after the Early Participation Deadline. Except as otherwise set forth above, you will not receive a payment for accrued and unpaid interest on Old Notes you exchange in the Exchange Offers.

Each series of New Notes is a new series of debt securities that will be issued under the Shell Finance US Indenture. The terms of the New Notes will include those expressly set forth in such notes, the Shell Finance US Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

From time to time before or after the Expiration Time, we or our affiliates may acquire any Old Notes that are not exchanged in the Exchange Offers or any New Notes issued in the Exchange Offers through privately negotiated transactions, tender offers, exchange offers, redemption or otherwise, upon such terms and at such prices as we may determine (or as may be provided for in the Indenture governing the Old Notes and the New Notes), which with respect to the Old Notes may be more or less than the consideration to be received by participating holders in the Exchange Offers and, in either case, could be for cash or other consideration. There can be no assurance as to which, if any, of these alternatives or combinations thereof we or our affiliates may choose to pursue in the future.

Maximum Amount; Acceptance Priority Levels

We may increase or decrease the Maximum Amount in our sole discretion. Any such increase could result in the exchange of a greater aggregate principal amount of Old Notes.  Accordingly, Holders should not tender Old Notes that they do not wish to have exchanged in the Exchange Offers. Please see “—Extensions; Amendments; Waiver; Termination” below for more information.

Acceptance Priority Levels

The aggregate principal amount of Old Notes that are accepted for exchange in the Exchange Offers will be based on the order of acceptance priority for such series set forth in the table below (such order, the “Acceptance Priority Levels”), with Acceptance Priority Level 1 being the highest and Acceptance Priority Level 12 being the lowest, subject to the Minimum Size Condition and the Maximum Amount Condition (described below under “— Conditions to the Exchange Offers”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level.

It is possible that any series of Old Notes with Acceptance Priority Level 6 or lower will fail to meet the Maximum Amount Condition and therefore will not be accepted for exchange. For example, if all holders of Old Notes in Acceptance Priority Levels 1 through 12 validly tender and do not validly withdraw such Old Notes, each series of Old Notes would be treated as set forth in the following table:

Acceptance Priority Level	Title of Security	Principal Amount Outstanding ($MM)	Treatment of Series	Principal Amount of Series Accepted ($MM)	Cumulative Amount Accepted ($MM)
1	4.375% Guaranteed Notes due 2045	$3,000	(A)	$3,000	$3,000
2	2.750% Guaranteed Notes due 2030	$1,750	(A)	$1,750	$4,750
3	4.125% Guaranteed Notes due 2035	$1,500	(A)	$1,500	$6,250
4	4.550% Guaranteed Notes due 2043	$1,250	(A)	$1,250	$7,500
5	4.000% Guaranteed Notes due 2046	$2,250	(A)	$2,250	$9,750
6	2.375% Guaranteed Notes due 2029	$1,500	(B)	$0	$9,750
7	3.250% Guaranteed Notes due 2050	$2,000	(B)	$0	$9,750
8	3.750% Guaranteed Notes due 2046	$1,250	(B)	$0	$9,750
9	3.125% Guaranteed Notes due 2049	$1,250	(B)	$0	$9,750
10	3.000% Guaranteed Notes due 2051	$1,000	(B)	$0	$9,750
11	2.875% Guaranteed Notes due 2026	$1,750	(B)	$0	$9,750
12	2.500% Guaranteed Notes due 2026	$1,000	(C)	$0	$9,750

(A)	The Minimum Size Condition and the Maximum Amount Condition are satisfied with respect to this series of Old Notes. All Old Notes of this series which are validly tendered and not validly withdrawn will be accepted for exchange.
(B)	The Minimum Size Condition is satisfied but the Maximum Amount Condition is not satisfied. This series will not be accepted for exchange and the next series of Old Notes, by Acceptance Priority Level, will be considered for exchange.
(C)	There is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange.

As of the date of this prospectus, the aggregate principal amounts of the Old Notes outstanding are as set forth in the table above.

Early Participation Deadline; Expiration Time

The “Early Participation Deadline” is 5:00 p.m., New York City time, on September 18, 2024, unless extended by us in our sole and absolute discretion, in which case the Early Participation Deadline will be such time and date to which the Early Participation Deadline is extended. The “Expiration Time” is 5:00 p.m., New York City time, on October 3, 2024, unless extended by us in our sole and absolute discretion, in which case the Expiration Time will be such time and date to which the Expiration Time is extended.

We may extend the Early Participation Deadline and the Expiration Time for any reason, subject to applicable law, as further described in “— Extensions; Amendments; Waiver; Termination” below.

Settlement Date

If, as of the Expiration Time, all conditions have been or are concurrently satisfied (including that the registration statement of which this prospectus forms a part has been declared effective) or, where permitted, waived by us, the Issuer will issue New Notes in book-entry form and pay the cash consideration in connection with the Exchange Offers promptly on the “Settlement Date” (which is expected to be the third business day immediately following the Expiration Time), in exchange for all Old Notes validly tendered and accepted in accordance with the Acceptance Priority Levels, the Minimum Size Condition and the Maximum Amount Condition prior to the Expiration Time, other than any Old Notes validly withdrawn prior to the Expiration Time.

We will be deemed to have accepted validly tendered Old Notes that were not validly withdrawn, subject to the Acceptance Priority Levels and the conditions described herein, including the applicable Minimum Size Condition and the Maximum Amount Condition, if and when we have given oral or written notice thereof to the Exchange Agent. Subject to the terms and conditions of the Exchange Offers, delivery of New Notes and payment of the cash consideration in connection with the exchange of Old Notes accepted by us will be made by the Exchange Agent on the Settlement Date upon receipt of such notice. The Exchange Agent will act as agent for participating holders of the Old Notes for the purpose of accepting Old Notes from, and transmitting New Notes and the cash consideration to, such holders. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offers or if Old Notes are validly withdrawn prior to the Expiration Time of the Exchange Offers, such unaccepted or withdrawn Old Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the Exchange Offers.

Conditions to the Exchange Offers

Notwithstanding any other provision of this prospectus, the consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions:

(a)
no Old Notes of a given series will be accepted for exchange unless the aggregate principal amount of New Notes to be issued on the Settlement Date in exchange for such series of Old Notes is greater than or equal to the applicable minimum new notes size set forth in the table below (the “Minimum New Notes Size” and, such condition, the “Minimum Size Condition”); and

Title of Series of Notes to be Issued by Shell Finance US	Minimum New Notes Size ($MM)

4.375% Guaranteed Notes due 2045	$500
2.750% Guaranteed Notes due 2030	$500
4.125% Guaranteed Notes due 2035	$500
4.550% Guaranteed Notes due 2043	$500
4.000% Guaranteed Notes due 2046	$500
2.375% Guaranteed Notes due 2029	$500
3.250% Guaranteed Notes due 2050	$500
3.750% Guaranteed Notes due 2046	$500
3.125% Guaranteed Notes due 2049	$500
3.000% Guaranteed Notes due 2051	$500
2.875% Guaranteed Notes due 2026	$500
2.500% Guaranteed Notes due 2026	$500

(b)
no Old Notes of a given series will be accepted for exchange unless the Maximum Amount is greater than or equal to the sum of (i) the aggregate principal amount of such series of Old Notes validly tendered and not validly withdrawn and (ii) the aggregate principal amount of all series of Old Notes having a higher Acceptance Priority Level which have been accepted for exchange (the “Maximum Amount Condition”).

If either of the Minimum Size Condition or the Maximum Amount Condition is not satisfied with respect to a given series of Old Notes, then (i) no Old Notes of that series will be accepted for exchange (whether or not validly tendered) and (ii) the series of Old Notes (if any) with the next lowest Acceptance Priority Level that satisfies both the Minimum Size Condition and the Maximum Amount Condition will be accepted for exchange, until there is no series of Old Notes with a lower Acceptance Priority Level to consider for exchange. Satisfaction of the Maximum Amount Condition will be tested at the Expiration Time for each series in order of Acceptance Priority Level.

In addition, notwithstanding any other provision of this prospectus, the consummation of each Exchange Offer is subject to, and conditional upon, the satisfaction or, where permitted, waiver of the following conditions:

(i)	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

(ii)	there shall not be threatened, instituted or pending any action or proceeding before, and no injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission,

(1)	seeking to restrain or prohibit the making or consummation of such Exchange Offer or assessing or seeking any damages as a result thereof, or

(2)	resulting in a material delay in our ability to accept for exchange some or all of the Old Notes pursuant to such Exchange Offer,

and no statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to such Exchange Offer by any government or governmental authority, domestic or foreign, and no action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in our reasonable judgment might, directly or indirectly, result in any of the consequences referred to in clauses (1) or (2) above;

(iii)	there shall not have occurred:

	(1)	any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

	(2)	any limitation by a governmental agency or authority which may adversely affect our ability to complete the transactions contemplated by such Exchange Offer,

	(3)	a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

	(4)	a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States,

or, in the case of any of the foregoing existing at the time of the commencement of such Exchange Offer, a material acceleration or worsening thereof; and

(iv)	no change (or development involving a prospective change) shall have occurred or be threatened in our business, properties, assets, liabilities, financial condition, operations, results of operations or prospects and our subsidiaries taken as a whole that, in our reasonable judgment, is or may be adverse to us, and we have not become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the applicable Old Notes or the New Notes; and all conditions to the Exchange Offers, including those enumerated in paragraph (c) above, must be satisfied or, where permitted, waived (as described below under “—Extensions; Amendments; Waiver; Termination”), at or by the Expiration Time.

Extensions; Amendments; Waiver; Termination

We may extend the Early Participation Deadline and the Expiration Time for any reason, subject to applicable law. We will extend the Exchange Offers as required by applicable law, subject to our right to terminate one, some or all of the Exchange Offers under applicable law. To extend the Early Participation Deadline or the Expiration Time, we will notify the Exchange Agent and will make a public announcement thereof before 9:00 a.m., New York City time, on the next business day after the previously scheduled Early Participation Deadline or Expiration Time, as applicable. Such announcement will state that we are extending the Early Participation Deadline or the Expiration Time, as the case may be, for a specified period or on a daily basis. During any such extension, all Old Notes previously tendered in an extended Exchange Offer will remain subject to such Exchange Offer and may be accepted for exchange by us.

The conditions described above under “—Conditions to the Exchange Offers” are for our sole benefit and, subject to applicable law, may be waived by us, in whole or in part in our sole discretion, except that we may not waive the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC. Any determination made by us concerning these events, developments or circumstances shall be conclusive and binding, subject to the rights of the holders of the Old Notes to challenge such determination in a court of competent jurisdiction.

If any of the conditions described above under “—Conditions to the Exchange Offers” is not satisfied at or prior to the Expiration Time, we may, at any time before the consummation of the Exchange Offers:

(1)
terminate any one or more of the Exchange Offers and promptly return all tendered Old Notes to the holders thereof (whether or not we terminate the other Exchange Offers) in accordance with applicable law;

(2)
modify, extend or otherwise amend any one or more of the Exchange Offers and retain all tendered Old Notes until the Expiration Time of the Exchange Offers, subject, however, to the withdrawal rights of holders (see “—Withdrawal of Tenders”); or

(3)
waive the unsatisfied conditions, except for the condition that the registration statement of which this prospectus forms a part has been declared effective by the SEC, with respect to any one or more of the Exchange Offers and accept all Old Notes tendered and not previously validly withdrawn with respect to any or all series of Old Notes.

Subject to applicable law, we expressly reserve the right, in our sole discretion, with respect to the Exchange Offers for each series of Old Notes to:

(1)	delay accepting any validly tendered Old Notes that were not validly withdrawn,

(2)	extend one, some or all of the Exchange Offers, or

(3)
amend, modify or waive at any time, or from time to time, the terms of the Exchange Offers in any respect, including waiver of any conditions to consummation of the Exchange Offers in whole or in part.

Subject to the qualifications described above, if we exercise any such right, we will give written notice thereof to the Exchange Agent and will make a public announcement thereof as promptly as practicable. Without limiting the manner in which we may choose to make a public announcement of any delay, extension, amendment or termination of any of the Exchange Offers, or waiver of any condition to any of the Exchange Offers, we will not be obligated to publish, advertise or otherwise communicate any such public announcement, other than by making a timely press release to any appropriate news agency.

The minimum period during which the Exchange Offers will remain open following material changes in the terms of the Exchange Offers or in the information concerning the Exchange Offers will depend upon the facts and circumstances of such change, including the relative materiality of the changes.

We expressly reserve the right, in our sole and absolute discretion, to increase or decrease the Maximum Amount in respect of the Exchange Offers, as described in “—Terms of the Exchange Offers” above. Any such increase could result in the exchange of a greater aggregate principal amount of Old Notes. Accordingly, Holders should not tender Old Notes that they do not wish to have exchanged in the Exchange Offers. In accordance with Rule 14e-1 under the Exchange Act, if we elect to change the consideration offered or the percentage of Old Notes sought, the relevant Exchange Offers will remain open for a minimum ten business-day period commencing on the date that the notice of such change is first published or sent to holders of the Old Notes.

If the terms of the Exchange Offers are amended in a manner determined by us to constitute a material change adversely affecting any holder of the Old Notes, we will promptly disclose any such amendment in a manner reasonably calculated to inform holders of the Old Notes of such amendment, and will extend the relevant Exchange Offers, or if the Expiration Time has passed, provide additional withdrawal rights, for a time period that we deem appropriate, depending upon the significance of the amendment and the manner of disclosure to the holders of the Old Notes, if the Exchange Offers would otherwise expire during such time period.

Subject to applicable law, each Exchange Offer is being made independently of the other Exchange Offers, and we reserve the right to terminate, withdraw, amend or waive any condition to each Exchange Offer independently of the other Exchange Offers at any time and from time to time, as described in this prospectus.

Effect of Tender

Any tender of an Old Note by a noteholder that is not validly withdrawn will constitute a binding agreement between that holder and the Offeror, which agreement will be governed by, and construed in accordance with, the laws of the State of New York. The acceptance of the Exchange Offers by a tendering holder of Old Notes will constitute the agreement by a tendering holder to deliver good and marketable title to the tendered Old Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Absence of Dissenters’ Rights

Holders of Old Notes do not have any appraisal rights or dissenters’ rights under New York law or under the terms of the Old Notes in connection with the Exchange Offers.

Procedures for Tendering Old Notes

If you hold Old Notes and wish to have those notes exchanged for New Notes and the cash consideration, you must validly tender (or cause the valid tender of) your Old Notes using the procedures described in this prospectus.

The procedures by which you may tender or cause to be tendered Old Notes will depend upon the manner in which you hold the Old Notes, as described below.

Old Notes Held with DTC by a DTC Participant

Pursuant to authority granted by DTC, if you are a DTC participant that has Old Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Old Notes as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Old Notes credited to their accounts. Within two business days after the date of this prospectus, the Exchange Agent will establish accounts with respect to the Old Notes at DTC for purposes of the Exchange Offers.

Old Notes may be tendered and accepted for payment only in principal amounts equal to the minimum authorized denomination for the respective series of Old Notes and any integral multiple of $1,000 in excess thereof. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Old Notes must continue to hold Old Notes in at least the minimum denomination of $1,000 and integral multiples of $1,000 in excess thereof.

Any DTC participant may tender Old Notes by effecting a book-entry transfer of the Old Notes to be tendered in the Exchange Offers into the account of the Exchange Agent at DTC and electronically transmitting its acceptance of the Exchange Offers through DTC’s ATOP procedures for transfer before the Expiration Time of the Exchange Offers. There will be no letter of transmittal for this offer.

If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the Exchange Agent’s account at DTC and send an agent’s message to the Exchange Agent. An “agent’s message” is a message, transmitted by DTC to and received by the Exchange Agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Old Notes that the participant has received and agrees to be bound by the terms of the Exchange Offers (as set forth in this prospectus) and that we may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Expiration Time of the Exchange Offers.

The agent’s message and any other required documents must be transmitted to and received by the Exchange Agent prior to the Expiration Time at the address set forth on the back cover of this prospectus. Delivery of these documents to DTC does not constitute delivery to the Exchange Agent.

Old Notes Held Through a Nominee by a Beneficial Owner

Currently, all of the Old Notes are held in book-entry form and can only be tendered by following the procedures described under “—Procedures for Tendering Old Notes—Old Notes Held with DTC by a DTC Participant.” However, any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf if it wishes to participate in the Exchange Offers. You should keep in mind that your intermediary may require you to take action with respect to the Exchange Offers a number of days before the Early Participation Deadline or the Expiration Time in order for such entity to tender Old Notes on your behalf on or prior to the Early Participation Deadline or the Expiration Time in accordance with the terms of the Exchange Offers.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other nominee may establish its own earlier deadlines for participation in the Exchange Offers. Accordingly, beneficial owners wishing to participate in the Exchange Offers should contact their broker, dealer, commercial bank, trust company or other nominee as soon as possible in order to determine the times by which such owner must take action in order to participate in the Exchange Offers.

No Guaranteed Delivery

There are no guaranteed delivery provisions provided for in conjunction with the Exchange Offers under the terms of this prospectus. Tendering holders must tender their Old Notes in accordance with the procedures set forth above.

Withdrawal of Tenders

Tenders of Old Notes in connection with any Exchange Offer may be withdrawn at any time prior to the Expiration Time of the particular Exchange Offer. Tenders of Old Notes may not be withdrawn at any time thereafter.

Beneficial owners desiring to withdraw Old Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Old Notes. In order to withdraw Old Notes previously tendered, a DTC participant may, prior to the Expiration Time, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering notice of withdrawal of such instruction to the Exchange Agent by mail, hand delivery or facsimile transmission. The notice of withdrawal must contain the name and number of the DTC participant, the series of Old Notes subject to the notice and the principal amount of each series of Old Notes subject to the notice. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the Exchange Agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, except that signatures on the notice of withdrawal need not be guaranteed if the Old Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which the withdrawal relates. A DTC participant may withdraw a tender only if the withdrawal complies with the provisions described in this section.

For a withdrawal to be effective for Euroclear or Clearstream participants, holders must comply with their respective standard operating procedures for electronic tenders and the Exchange Agent must receive an electronic notice of withdrawal from Euroclear or Clearstream. Any notice of withdrawal must specify the name and number of the account at Euroclear or Clearstream and otherwise comply with the procedures of Euroclear or Clearstream as applicable.

Withdrawals of tenders of Old Notes may not be rescinded and any Old Notes withdrawn will thereafter be deemed not validly tendered for purposes of the Exchange Offers. Properly withdrawn Old Notes, however, may be re-tendered by following the procedures described above at any time prior to the Expiration Time.

Miscellaneous

All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Old Notes in the Exchange Offers will be determined by us, in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any defect or irregularity in the tender of any Old Notes in the Exchange Offers, and our interpretation of the terms and conditions of the Exchange Offer will be final and binding on all parties. None of the Shell Group (including the Issuer), the Exchange Agent, the Information Agent, the Dealer Managers or the Trustee, or any other person, will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

Tenders of Old Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Old Notes received by the Exchange Agent in connection with any Exchange Offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the participant who delivered such Old Notes by crediting an account maintained at either DTC, Euroclear or Clearstream, as applicable, designated by such participant, in either case promptly after the Expiration Time of the applicable Exchange Offer or the withdrawal or termination of the applicable Exchange Offer.

We may also in the future seek to acquire untendered Old Notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The terms of any of those purchases or offers could differ from the terms of these Exchange Offers.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the transfer and sale of Old Notes to us in the Exchange Offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.

If the tendering holder does not provide us with satisfactory evidence of payment of or exemption from those transfer taxes, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Old Notes tendered by such holder.

U.S. Federal Backup Withholding

Under current U.S. federal income tax law, the Exchange Agent (as payer) may be required under the backup withholding rules to withhold a portion of any payments made to certain holders (or other payees) of Old Notes pursuant to the Exchange Offers. To avoid such backup withholding, each tendering holder of Old Notes must timely provide the Exchange Agent with such holder’s correct taxpayer identification number (“TIN”) on U.S. Internal Revenue Service (“IRS”) Form W- 9 (available from the IRS website at http://www.irs.gov), or otherwise establish a basis for exemption from backup withholding (currently imposed at a rate of 24%). Certain holders (including, among others, all corporations and certain foreign persons) are exempt from these backup withholding requirements. Exempt holders should furnish their TIN, provide the applicable codes in the box labeled “Exemptions,” and sign, date and send the IRS Form W-9 to the Exchange Agent. Foreign persons, including entities, may qualify as exempt recipients by submitting to the Exchange Agent a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. Backup withholding will be applied to the otherwise exempt recipients that fail to provide the required documentation. The applicable IRS Form W-8BEN or IRS Form W-8BEN-E can be obtained from the IRS or from the Exchange Agent. If a holder is an individual who is a U.S. citizen or resident, the TIN is generally his or her social security number. If the Exchange Agent is not provided with the correct TIN, a $50 penalty may be imposed by the IRS and/or payments made with respect to Old Notes exchanged pursuant to the Exchange Offers may be subject to backup withholding. Failure to comply truthfully with the backup withholding requirements, if done willfully, may also result in the imposition of criminal and/or civil fines and penalties. See IRS Form W-9 for additional information.

If backup withholding applies, the Exchange Agent would be required to withhold on any payments made to the tendering holders (or other payee). Backup withholding is not an additional tax. A holder subject to the backup withholding rules will be allowed a credit of the amount withheld against such holder’s U.S. federal income tax liability, and, if backup withholding results in an overpayment of tax, the holder may be entitled to a refund, provided the requisite information is correctly furnished to the IRS in a timely manner.

Shell reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.

Exchange Agent

D.F. King & Co., Inc. has been appointed as the Exchange Agent for the Exchange Offers. All correspondence in connection with the Exchange Offers should be sent or delivered by each holder of Old Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the Exchange Agent at the address and telephone number set forth on the back cover of this prospectus. We will pay the Exchange Agent’s reasonable and customary fees for their services and will reimburse them for their reasonable, out-of-pocket expenses in connection therewith.

Information Agent

D.F. King & Co., Inc. has also been appointed as the Information Agent for the Exchange Offers, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the Information Agent at the address and telephone number set forth on the back cover of this prospectus. Holders may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the Exchange Offers.

Dealer Managers

We have retained Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC to act as the Dealer Managers in connection with the Exchange Offers. We will pay the Dealer Managers a customary fee as compensation for their services. We will pay the fees and expenses relating to the Exchange Offers. The obligation of the Dealer Managers to perform their functions is subject to various conditions. We have agreed to indemnify the Dealer Managers, and the Dealer Managers have agreed to indemnify us, against various liabilities, including various liabilities under the federal securities laws. The Dealer Managers may contact holders of Old Notes by mail, telephone, facsimile transmission, or personal interviews, and otherwise may request broker-dealers and the other nominee holders to forward materials relating to the Exchange Offers to beneficial holders. Questions regarding the terms of the Exchange Offers may be directed to the Dealer Managers at the addresses and telephone numbers listed on the back cover of this prospectus. At any given time, the Dealer Managers may trade the Old Notes or other securities of the Shell Group for their own accounts or for the accounts of their customers and, accordingly, may hold a long or short position in the Old Notes. The Dealer Managers and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Other Fees and Expenses

The expenses of soliciting tenders with respect to the Old Notes will be borne by us. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the Dealer Managers, as well as by officers and other employees of the Shell Group and its affiliates.

Tendering holders of Old Notes will not be required to pay any fee or commission to the Dealer Managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN THE NEW NOTES AND THE OLD NOTES

The following is a summary comparison of certain terms of the New Notes and the Old Notes that differ. The terms of the New Notes to be issued in the Exchange Offers are identical in all material respects to the Old Notes, with minor exceptions. The New Notes will have the same financial terms and covenants as the Old Notes.  The Old Notes are, and each series of the New Notes will be, fully and unconditionally guaranteed by Shell. The Old Notes were issued pursuant to an indenture, dated June 27, 2006, among Shell International Finance, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the “Shell International Finance Indenture”). The New Notes will be issued pursuant to an indenture to be dated as of the Settlement Date among the Issuer, the Guarantor and the Trustee (the “Shell Finance US Indenture” and together with the Shell International Finance Indenture, the “Indentures”).

This summary does not purport to be complete and is qualified in its entirety by reference to the Indentures. Copies of the Shell International Finance Indenture and the form of Shell Finance US Indenture are filed as exhibits to the registration statement of which this prospectus forms a part and are also available from the Information Agent upon request.

Other terms used in the comparison of the New Notes and the Old Notes below and not otherwise defined in this prospectus have the meanings given to those terms in the Indentures, as applicable. Article and section references in the descriptions of the notes below are references to the applicable Indentures under which the notes were or will be issued.

Redenomination

Pursuant to Section 2.18 of the Shell International Finance Indenture, Shell International Finance could elect that any series of Old Notes be redenominated in euro. The Shell Finance US Indenture will not permit Shell or Shell Finance US to redenominate any series of New Notes.

Additional Amounts

Pursuant to Section 4.06 of the Shell International Finance Indenture, holders of the Old Notes are entitled to payment of additional amounts by Shell International Finance and the Guarantor in certain situations as a result of changes in tax withholding or deduction requirements in the jurisdiction in which Shell International Finance or the Guarantor is resident. Pursuant to Section 4.06 of the Shell Finance US Indenture, the obligation to pay additional amounts in certain situations will apply only to the Guarantor, as described under “Description of the New Notes and Guarantees—Payment of Additional Amounts.”

Optional Tax Redemption

Pursuant to Section 3.12 of the Shell International Finance Indenture, Shell has the option to redeem Old Notes if, as a result of changes to tax withholding or deduction requirements in any jurisdiction, Shell International Finance or the Guarantor would be required to pay additional amounts. Pursuant to Section 3.12 of the Shell Finance US Indenture, Shell will have the option to redeem New Notes only if, as a result of changes to tax withholding or deduction requirements in any jurisdiction, the Guarantor would be required to pay additional amounts, as described under “Description of the New Notes and Guarantees—Redemption—Optional Tax Redemption.” As the Issuer of the New Notes is under no obligation to pay additional amounts, this provision will not apply to the Issuer of the New Notes.

Consolidation, Merger and Sale of Assets

Pursuant to Section 5.01 of the Shell International Finance Indenture, each of Shell and Shell International Finance agrees that it will not consolidate with or merge into any entity (other than, with respect to Shell International Finance, Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell International Finance, Shell) unless, among other requirements, if it is not the continuing entity, the resulting entity or transferee is a U.S., U.K. or Dutch entity, or the country in which it is organized is a member of the Organization for Economic Cooperation and Development (or any successor), or the resulting entity or transferee agrees in a supplemental indenture to pay additional amounts below with respect to taxes imposed in its jurisdiction of residence.  Pursuant to Section 5.01 of the Shell Finance US Indenture, each of Shell and Shell Finance US will agree that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance US, Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance US, Shell) unless, among other requirements, if it is not the continuing entity, the resulting entity or transferee is, in the case of Shell, an entity organized under the laws of the U.S. or England and Wales, or the country in which it is organized is a member of the Organization for Economic Cooperation and Development (or any successor), or, in the case of Shell Finance US, a U.S. entity and, in the case of Shell, if such resulting entity is not an entity organized under the laws of the U.S. or England and Wales or a member of the Organization for Economic Cooperation and Development (or any successor), or, in the case of Shell Finance US, if such resulting entity is not an entity organized under the laws of the U.S., the resulting entity or transferee agrees in a supplemental indenture to pay additional amounts with respect to taxes imposed in its jurisdiction of residence.

Substitution of Issuer

Pursuant to Section 5.03 of the Shell International Finance Indenture, Shell has the option to cause Shell or any other subsidiary of Shell to assume the obligations of Shell International Finance under any series of the Old Notes; provided that the new obligor must be a U.S., U.K. or Dutch entity, or the country in which it is organized must be a member of the Organization for Economic Cooperation and Development (or any successor), unless the new obligor agrees in a supplemental indenture to be paid additional amounts with respect to taxes imposed in its jurisdiction of residence.  Pursuant to Section 5.03 of the Shell Finance US Indenture, Shell will have the option to cause Shell or any other subsidiary of Shell to assume the obligations of Shell Finance US under any series of the New Notes; provided that the new obligor may only be a U.S. entity, unless the new obligor agrees in a supplemental indenture to pay additional amounts with respect to taxes imposed in its jurisdiction of residence.

Redemption Price Calculation Methodology

In the case of a make-whole redemption of any series of Old Notes or New Notes, the remaining scheduled payments of principal and interest are discounted to the redemption date using a “Treasury Rate” determined at the time of redemption plus the applicable “Make-Whole Spread.”  For the Old Notes, the Treasury Rate used in the calculation of the redemption price is the yield on a comparable United States Treasury security selected by an independent investment bank as having an actual or interpolated maturity comparable to the remaining term of the series of Old Notes to be redeemed (assuming that such Old Notes matured on the applicable Par Call Date, if the series of Old Notes to be redeemed have a Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such series of Old Notes (assuming that such Old Notes matured on the applicable Par Call Date, if the series of Old Notes to be redeemed have a Par Call Date).

In the case of a make-whole redemption of the New Notes, the Treasury Rate will be calculated by the Issuer. The primary method of calculating the Treasury Rate will be done using the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” or any successor designation or publication (“H.15”) as of 4:15 p.m. New York time on the third business day preceding the redemption date and choosing the relevant Treasury constant maturity or Treasury constant maturities. Applicable calculations use the period from the redemption date to the maturity date of the New Notes to be redeemed (or, if the series of New Notes to be redeemed has a par call date, the par call date) (the “Remaining Life”). In the majority of redemptions, two yields are selected—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than the Remaining Life, and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life. The two yields are interpolated to the maturity date, or par call date, as applicable, on a straight-line basis using the actual number of days.

Redemption Notice Period

Pursuant to Section 3.04 of the Shell International Finance Indenture, notice of any redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each holder of Old Notes to be redeemed.  Pursuant to Section 3.04 of the Shell Finance US Indenture, notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of New Notes to be redeemed.

DESCRIPTION OF THE NEW NOTES AND GUARANTEES

For purposes of this section “Description of the New Notes and Guarantees,” unless we state otherwise or the context clearly indicates otherwise, all references to “Shell” mean Shell plc only and all references to “Shell Finance US” mean Shell Finance US Inc. only  “Holders” shall refer to holders of the New Notes. The terms of the New Notes will include those stated in the Shell Finance US Indenture and those made part of the Shell Finance US Indenture by reference to the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The following is a summary of the material provisions of the Shell Finance US Indenture and the New Notes. Because this is a summary, it may not contain all the information that is important to you. You should read the Shell Finance US Indenture in its entirety. See “Where You Can Find More Information.” All capitalized terms used but not defined herein are as defined in the Indentures, as applicable.

General

The New Notes will be issued by Shell Finance US Inc. (the “Issuer”) and will be fully and unconditionally guaranteed by Shell plc (the “Guarantor”). Other than the identity of the Issuer, the terms of each series of the New Notes will be identical in all material respects to the corresponding series of Old Notes, with minor exceptions as discussed herein. Application will be made to list each series of New Notes on the New York Stock Exchange. There can be no assurance that any series of New Notes will be listed or as to the development or liquidity of any market for the New Notes.

Each series of the New Notes will be issued under an indenture among the Issuer, the Guarantor and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) (the “Shell Finance US Indenture”). The Shell Finance US Indenture will be by its terms subject to and governed by the Trust Indenture Act.

The New Notes will be senior unsecured obligations of the Issuer and will rank equally with all other existing and future unsecured and unsubordinated debt obligations of the Issuer. The New Notes will be repaid at maturity in U.S. dollars at a price equal to 100% of the principal amount thereof. The New Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof. The New Notes do not provide for any sinking fund. The New Notes will be recorded on, and transferred through, the records maintained by DTC and its direct and indirect participants, including Euroclear S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”).

For purposes of the New Notes, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.

The New Notes will have the respective maturity dates, interest rates and interest payment dates as specified in the table below.

A	B	C	D	E	F
Title of Series	Interest Rate	Maturity Date	Interest Accrues From	Interest Payment Dates	First Interest Payment Date(1)
4.375% Guaranteed Notes due 2045	4.375%	May 11, 2045	May 11, 2024	May 11 and November 11	November 12, 2024
2.750% Guaranteed Notes due 2030	2.750%	April 6, 2030	October 6, 2024(2)	April 6 and October 6	April 7, 2025
4.125% Guaranteed Notes due 2035	4.125%	May 11, 2035	May 11, 2024	May 11 and November 11	November 12, 2024
4.550% Guaranteed Notes due 2043	4.550%	August 12, 2043	August 12, 2024	February 12 and August 12	February 12, 2025
4.000% Guaranteed Notes due 2046	4.000%	May 10, 2046	May 10, 2024	May 10 and November 10	November 12, 2024
2.375% Guaranteed Notes due 2029	2.375%	November 7, 2029	May 7, 2024	May 7 and November 7	November 7, 2024
3.250% Guaranteed Notes due 2050	3.250%	April 6, 2050	October 6, 2024(2)	April 6 and October 6	April 7, 2025
3.750% Guaranteed Notes due 2046	3.750%	September 12, 2046	September 12, 2024	March 12 and September 12	March 12, 2025
3.125% Guaranteed Notes due 2049	3.125%	November 7, 2049	May 7, 2024	May 7 and November 7	November 7, 2024
3.000% Guaranteed Notes due 2051	3.000%	November 26, 2051	May 26, 2024	May 26 and November 26	November 26, 2024
2.875% Guaranteed Notes due 2026	2.875%	May 10, 2026	May 10, 2024	May 10 and November 10	November 12, 2024
2.500% Guaranteed Notes due 2026	2.500%	September 12, 2026	September 12, 2024	March 12 and September 12	March 12, 2025

(1)
This reflects the first date on which interest will be paid, including for those series of New Notes for which the first regularly scheduled Interest Payment Date would fall on a day that is not a Business Day.

(2)
Interest will be paid on October 7, 2024, the first Business Day following October 6, 2024, to holders of the Old Notes corresponding to this series on the relevant record date, whether or not such Old Notes are exchanged pursuant to the relevant Exchange Offer.

Interest on the New Notes

Interest on the New Notes will accrue from the applicable date set forth in column D of the table above and will be payable semi-annually on the applicable interest payment dates set forth in column E of the table above (the “Interest Payment Dates”), commencing on the applicable date set forth in column F of the table above until the principal of such New Notes is paid or made available for payment. Interest on the New Notes will be calculated on the basis of a year consisting of twelve 30-day months. Interest on the New Notes will be paid to the persons in whose names the New Notes are registered at the close of business on the applicable Record Date, as defined below.

If any interest payment date, the date of maturity or the date of redemption of any series of the New Notes falls on a day that is not a Business Day, then the related payment will be made on the next day that is a Business Day with the same effect as if made on the date that the payment was first due, and no interest will accrue on the amount so payable for the period from the relevant interest payment date, date of maturity or date of redemption.

The “Record Dates” for each series of New Notes are shown in the table below.

Title of Series	Interest Rate	Interest Payment Dates	Record Dates
4.375% Guaranteed Notes due 2045	4.375%	May 11 and November 11	April 26 and October 26
2.750% Guaranteed Notes due 2030	2.750%	April 6 and October 6	March 22 and September 21
4.125% Guaranteed Notes due 2035	4.125%	May 11 and November 11	April 26 and October 26
4.550% Guaranteed Notes due 2043	4.550%	February 12 and August 12	January 27, and July 27
4.000% Guaranteed Notes due 2046	4.000%	May 10 and November 10	April 25 and October 25
2.375% Guaranteed Notes due 2029	2.375%	May 7 and November 7	April 22 and October 23
3.250% Guaranteed Notes due 2050	3.250%	April 6 and October 6	March 22 and September 21
3.750% Guaranteed Notes due 2046	3.750%	March 12 and September 12	February 26 and August 28
3.125% Guaranteed Notes due 2049	3.125%	May 7 and November 7	April 22 and October 23
3.000% Guaranteed Notes due 2051	3.000%	May 26 and November 26	May 11 and November 11
2.875% Guaranteed Notes due 2026	2.875%	May 10 and November 10	April 25 and October 25
2.500% Guaranteed Notes due 2026	2.500%	March 12 and September 12	February 26 and August 28

Additional Notes

Each series of the New Notes will constitute a separate series of notes under the Shell Finance US Indenture. Each series of the New Notes will be issued in an initial aggregate principal amount not to exceed the outstanding principal amount of the relevant series of Old Notes. The Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Shell Finance US Indenture and in accordance with applicable laws and regulations, additional New Notes (the “Additional Notes”) maturing on the same maturity date as the other New Notes of a series and having the same terms under the Shell Finance US Indenture (including with respect to the Guarantor and the Guarantees) as the previously outstanding New Notes of that series in all respects (or in all respects except for issuance date, issue price and, possibly, the first interest payment date and the date interest starts accruing) so that such Additional Notes shall be consolidated and form a single series with the previously outstanding New Notes of that series, provided that Additional Notes of any series that have the same CUSIP, ISIN or other identifying number as the outstanding New Notes of that series must be fungible for U.S. federal tax purposes with all outstanding New Notes of the same series. Without limiting the foregoing, the Issuer may, from time to time, without notice to or the consent of the Holders, create and issue, pursuant to the Shell Finance US Indenture and in accordance with applicable laws and regulations, additional series of notes with additional or different terms and maturity dates than the New Notes.

Guarantees

Shell will fully and unconditionally guarantee on a senior unsecured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance US in respect of the New Notes when and as the payment becomes due and payable, whether at maturity or otherwise. The Guarantees will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by Shell Finance US in respect of a New Note, the holder of that New Note may institute legal proceedings directly against Shell to enforce the Guarantees without first proceeding against Shell Finance US. The Guarantees will rank equally with all of Shell’s other unsecured and unsubordinated debt from time to time outstanding.

Redemption

Optional Redemption

Shell Finance US will have the right to redeem each series of the New Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the New Notes discounted to the applicable redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, less (b) interest accrued to the applicable date of redemption; and

(2) 100% of the principal amount of the New Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Title of Series	Make-Whole Spread
4.375% Guaranteed Notes due 2045	25 bps
4.125% Guaranteed Notes due 2035	20 bps
4.550% Guaranteed Notes due 2043	15 bps
4.000% Guaranteed Notes due 2046	25 bps
3.750% Guaranteed Notes due 2046	25 bps
2.875% Guaranteed Notes due 2026	20 bps
2.500% Guaranteed Notes due 2026	20 bps

“Treasury Rate” means, with respect to any redemption date for any series of New Notes listed in the table immediately above, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the maturity date of the New Notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the maturity date of the New Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the maturity date of the New Notes, as applicable. If there is no United States Treasury security maturing on the maturity date of the New Notes, but there are two or more United States Treasury securities with a maturity date equally distant from the maturity date of the New Notes, one with a maturity date preceding the maturity date of the New Notes and one with a maturity date following the maturity date of the New Notes, we shall select the United States Treasury security with a maturity date preceding the maturity date of the New Notes. If there are two or more United States Treasury securities maturing on the maturity date of the New Notes, or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Shell Finance US will have the right to redeem each series of the New Notes listed in the immediately following table at its option, in whole or in part, at any time and from time to time prior to the applicable par call date (as set forth in the table below, the “Par Call Date”), at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the applicable series of the New Notes discounted to the applicable redemption date (assuming the New Notes to be redeemed matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread (as set forth in the table below) for such series of New Notes, less (b) interest accrued to the applicable date of redemption; and

(2) 100% of the principal amount of the New Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to, but not including, the applicable redemption date.

Title of Series	Make-Whole Spread	Par Call Date
2.750% Guaranteed Notes due 2030	35 bps	January 6, 2030
2.375% Guaranteed Notes due 2029	10 bps	August 7, 2029
3.250% Guaranteed Notes due 2050	35 bps	October 6, 2049
3.125% Guaranteed Notes due 2049	15 bps	May 7, 2049
3.000% Guaranteed Notes due 2051	20 bps	May 26, 2051

On or after the applicable Par Call Date, Shell Finance US has the right to redeem each series of the New Notes listed in the table immediately above, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the applicable series of the New Notes to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the applicable date of redemption.

“Treasury Rate” means, with respect to any redemption date for any series of New Notes listed in the table immediately above, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate applicable to such redemption shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the applicable Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate applicable to such redemption based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the appliable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices, expressed as a percentage of principal amount, at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the trustee of the redemption price promptly after the calculation thereof and the trustee shall have no duty to determine, or verify the calculation of, the redemption price.

Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of New Notes to be redeemed, with a copy to the Trustee.

For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of DTC (or such other depositary). Under current DTC policies and procedures, a partial redemption will be treated as a pro rata pass-through distribution of principal.

Once notice of redemption is given to Holders, New Notes called for redemption shall, subject to the satisfaction of any applicable conditions, become due and payable on the redemption date and at the redemption price. Unless Shell Finance US defaults in payment of the redemption price, and Shell defaults in payment under its Guarantee, on and after the redemption date of New Notes of a series, interest will cease to accrue on such notes or any portions thereof called for redemption.

Optional Tax Redemption

We will have the option to redeem each series of the New Notes in the two situations described below. The redemption price for the New Notes will be equal to the principal amount of the applicable series of the New Notes being redeemed plus accrued (but unpaid) interest and any additional amounts due on the applicable date fixed for redemption. Notice of any redemption will be given at least 10 days but not more than 60 days before the redemption date to each holder of New Notes to be redeemed, with a copy to the Trustee.

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, either:

●	Shell would be required to pay additional amounts as described herein under “—Payment of Additional Amounts”; or

●	Shell or any of its subsidiaries would have to deduct or withhold tax on any payment to the Issuer to enable it to make a payment of principal or interest on the New Notes.

This applies only in the case of changes, executions or amendments that occur on or after the date of this prospectus.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

The second situation is where a person assumes the obligations of Shell or Shell Finance US, as described herein under “—Consolidation, Merger and Sale of Assets” and “—Substitution of Shell Finance US as Issuer,” and is required to pay additional amounts. Other than in the case of a Voluntary Assumption (as defined below under “—Consolidation, Merger and Sale of Assets”), we would have the option to redeem the New Notes even if we are required to pay additional amounts immediately after such assumption. In addition, in all the circumstances described above, including a Voluntary Assumption, we would have the option to redeem the New Notes if we are required to pay additional amounts as a result of a change in, execution of or amendment to any laws or treaties or official application of any law or treaty that occurs after such assumption.  Additionally, we would not be required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts

The government of any jurisdiction where Shell is resident may require Shell to withhold or deduct amounts from amounts to be paid under the Guarantees for taxes or any other governmental charges. If the jurisdiction requires a withholding or deduction of this type, Shell may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the New Note to which you are entitled. However, in order for you to be entitled to receive the additional amount, you must not be resident in the jurisdiction that requires the withholding or deduction. Shell will not have to pay additional amounts under any of the following circumstances (including any combination of the following):

●	The U.S. government or any political subdivision of the U.S. government is the entity that is imposing the tax or governmental charge.

●
The tax or governmental charge is imposed only because the holder, or a fiduciary, settlor, beneficiary or member or shareholder of, or possessor of a power over, the holder, if the holder is an estate, trust, partnership or corporation, was or is connected to the taxing jurisdiction, other than by merely holding the New Note or Guarantee or receiving principal or interest in respect thereof. These connections include where the holder or related party:

●	is or has been a citizen or resident of the jurisdiction;

●	is or has been engaged in trade or business in the jurisdiction; or

●	has or had a permanent establishment in the jurisdiction.

●
The holder is a fiduciary, partnership or other entity that is not the sole beneficial owner of the payment of the principal of, or any interest on, the New Note, and the laws of the jurisdiction (or any political subdivision or taxing authority thereof or therein) require the payment to be included in the income of a beneficiary or settlor for tax purposes with respect to such fiduciary, a member of such partnership or other entity, or a beneficial owner who would not have been entitled to such additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such New Notes. The amount of the additional payments otherwise payable to such fiduciary, partnership or other entity will be reduced in proportion to the interest that the ultimate beneficial owners described in the previous sentence own in such holder.

●
The tax or governmental charge is imposed due to the presentation of a New Note, if presentation is required, for payment on a date more than 30 days after the New Note became due or after the payment was provided for.

●	The tax or governmental charge is on account of an estate, inheritance, gift, sale, transfer, personal property or similar tax or other governmental charge.

●	The tax or governmental charge is for a tax or governmental charge that is payable in a manner that does not involve withholdings.

●
The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to make a declaration (of non-residence or other similar claim for exemption) or satisfy any information requirements that the statutes, treaties, regulations or administrative practices of the taxing jurisdiction require as a precondition to exemption from all or part of such tax or governmental charge.

●
The tax or governmental charge is imposed or withheld because the holder or beneficial owner failed to comply with any request by Shell to provide information about the nationality, residence or identity of the holder or beneficial owner.

●	The withholding or deduction is imposed on a payment to a holder or beneficial owner who could have avoided such withholding or deduction by presenting its New Notes to another paying agent.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to Shell is resident.

Consolidation, Merger and Sale of Assets

The Shell Finance US Indenture generally will permit a consolidation, merger or similar transaction involving Shell or Shell Finance US. The Shell Finance US Indenture also permits Shell or Shell Finance US to transfer or dispose of all or substantially all of their assets. Each of Shell and Shell Finance US will agree, however, that it will not consolidate with or merge into any entity (other than, with respect to Shell Finance US, Shell) or transfer or dispose of all or substantially all of its assets to any entity (other than, with respect to Shell Finance US, Shell) if, immediately after giving effect to such transaction or transactions, an event of default, or an event that, after notice or lapse of time or both, would become an event of default, has occurred and is continuing; and unless:

●	it is the continuing entity; or

●
if it is not the continuing entity, (i) the resulting entity or transferee assumes the performance of its covenants and obligations under the Shell Finance US Indenture and, in the case of Shell Finance US, the due and punctual payments on the New Notes or, in the case of Shell, the performance of the related Guarantees and (ii)(x) in the case of Shell, the resulting entity or transferee shall be an entity organized and existing under the laws of the U.S. or England and Wales, or the country in which it is organized shall be a member of the Organization for Economic Cooperation and Development (or any successor); or if the resulting entity or transferee is not an entity organized and existing under the laws of the U.S. or England and Wales, the resulting entity or transferee shall agree in a supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” above with respect to taxes imposed in its jurisdiction of residence, or (y) in the case of Shell Finance US, the resulting entity or transferee shall be a U.S. entity or if the resulting entity or transferee is not a U.S. entity, the resulting entity or transferee shall agree in a supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” above with respect to taxes imposed in its jurisdiction of residence. If a successor to Shell or Shell Finance US is required to agree in a supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” with respect to taxes imposed in its jurisdiction of residence as described above, such successor shall be entitled to a redemption option comparable to that described under “—Redemption—Optional Tax Redemption”.

Additionally, in the event that any entity shall become the owner of 100% of the voting stock of Shell, such entity may, but is not obligated to, assume the performance of Shell’s covenants and obligations under the Shell Finance US Indenture as Guarantor for the New Notes (a “Voluntary Assumption”). See “Risk Factors—Risks Relating to the New Notes—The substitution of the obligor on a particular series of New Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such New Notes that you hold” for discussion of possible tax consequences.

Upon any such consolidation, merger or similar transaction or asset transfer or disposition involving Shell or Shell Finance US, or any such Voluntary Assumption, the resulting entity, transferee or assuming entity, as applicable, will be substituted for Shell or Shell Finance US, as applicable, under the Shell Finance US Indenture and the New Notes, and Shell or Shell Finance US, as applicable, will thereupon be released from the Shell Finance US Indenture.

Events of Default

The following are events of default with respect to any series of New Notes:

●	failure to pay interest or any additional amounts on that series of New Notes for 30 days when due;

●	failure to pay principal of or any premium on that series of New Notes for 14 days when due;

●	failure to redeem New Notes of that series for 14 days when required;

●
failure to comply with any covenant or agreement in that series of New Notes for 90 days after written notice by the Trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the Shell Finance US Indenture that are affected by that failure; and

●	specified events involving bankruptcy, insolvency or reorganization of Shell or Shell Finance US.

A default under one series of New Notes or any other agreement to which Shell or Shell Finance US is a party will not be a default under another series of New Notes.

If an event of default for any series of New Notes occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding New Notes of the series affected by the default may declare the principal of and all accrued and unpaid interest on those New Notes to be due and payable. The holders of a majority in principal amount of the outstanding New Notes of the series affected by the default may in some cases rescind this accelerated payment requirement.

A holder of a New Note of any series may pursue any remedy under the Shell Finance US Indenture only if:

●	the holder gives the Trustee written notice of a continuing event of default for that series;

●	the holders of at least 25% in principal amount of the outstanding New Notes of that series make a written request to the Trustee to pursue the remedy;

●	the holders offer to the Trustee indemnity satisfactory to the Trustee;

●	the Trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and

●	during that 60-day period, the holders of a majority in principal amount of the New Notes of that series do not give the trustee a direction inconsistent with the request.

This provision does not, however, affect the right of a holder of New Notes to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding New Notes of a series (or of all debt securities issued under the applicable indenture that are affected, voting as one class) may direct the time, method and place of:

●	conducting any proceeding for any remedy available to the Trustee; and

●	exercising any trust or power conferred on the Trustee relating to or arising as a result of an event of default.

The Shell Finance US Indenture will require Shell Finance US to file each year with the Trustee a written statement as to its compliance with the covenants contained therein.

Modification and Waiver

The Shell Finance US Indenture may be amended or supplemented if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the Shell Finance US Indenture that are affected by the amendment or supplement (acting as one class) consent to it. Without the consent of the holder of each New Note affected, however, no modification may:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or change the time for payment of interest on the New Notes;

●	reduce the principal of the New Notes or change their stated maturity;

●	reduce any premium payable on the redemption of the New Notes or change the time at which the New Notes may or must be redeemed;

●	change any obligation to pay additional amounts on the New Notes;

●	make payments on or with respect to the New Notes payable in currency other than as originally stated in the New Notes;

●	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the New Notes;

●
make any change in the percentage of principal amount of debt securities necessary to waive compliance with certain provisions of the Shell Finance US Indenture or to make any change in the provision related to modification; or

●	waive a continuing default or event of default regarding any payment on or with respect to the New Notes.

The Shell Finance US Indenture may be amended or supplemented or any provision of the Shell Finance US Indenture may be waived without the consent of any holders of the New Notes issued under the Shell Finance US Indenture in certain circumstances, including:

●	to cure any ambiguity, omission, defect or inconsistency;

●
to comply with the sections of the Shell Finance US Indenture governing when Shell or Shell Finance US may merge (or consummate a similar transaction), transfer their assets or substitute obligors, including any assumption of the obligations of Shell Finance US under any series of debt securities by Shell or any other subsidiary of Shell or any Voluntary Assumption;

●
to provide for uncertificated debt securities in addition to or in place of certificated debt securities; provided, however, that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Code (as defined in “Material U.S. Federal Income Tax Considerations”) or in such a manner that such uncertificated debt securities are described in Section 163(f)(2)(B) of the Code;

●	to provide any security for, any guarantees of or any additional obligors on any series of New Notes or the related Guarantees;

●	to comply with any requirement to effect or maintain the qualification of the Shell Finance US Indenture under the Trust Indenture Act;

●	to add covenants that would benefit the holders of any New Notes or to surrender any rights Shell or Shell Finance US has under the Shell Finance US Indenture;

●	to add events of default with respect to any of the New Notes;

●	to establish the form or terms of securities of any series as permitted by the Shell Finance US Indenture;

●
to supplement any of the provisions of the Shell Finance US Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of securities pursuant to the Shell Finance US Indenture; provided, however, that any such action shall not adversely affect the interest of the holders of securities of such series or any other series of securities in any material respect;

●
to provide for the appointment of a successor trustee with respect of the securities of one or more series or to provide for the administration of the trusts under the Shell Finance US Indenture by more than one trustee; and

●	to make any change that does not adversely affect the rights of holders of any outstanding debt securities of any series issued under the Shell Finance US Indenture.

The holders of a majority in principal amount of the outstanding New Notes of any series (or, in some cases, of all debt securities issued under the Shell Finance US Indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Defeasance

When we use the term “defeasance,” we mean discharge from some or all of our obligations under the Shell Finance US Indenture. If any combination of funds or government securities that are deposited with the Trustee under the Shell Finance US Indenture are sufficient, in the opinion of an independent firm of certified public accountants, to make payments on a series of New Notes on the dates those payments are due and payable, then, at the option of Shell Finance US either of the following will occur:

●	Shell and Shell Finance US will be discharged from their obligations with respect to that series of New Notes and the related Guarantees (“Legal Defeasance”); or

●
Shell and Shell Finance US will no longer have any obligation to comply with the merger covenant and other specified covenants under the Shell Finance US Indenture, and the related events of default will no longer apply (“Covenant Defeasance”).

If a series of New Notes is defeased, the holders of the New Notes of the series affected will not be entitled to the benefits of the Shell Finance US Indenture, except for obligations to register the transfer or exchange of New Notes, replace stolen, lost or mutilated New Notes or maintain paying agencies and hold moneys for payment in trust. In the case of Covenant Defeasance, the obligation of Shell Finance US to pay principal, premium and interest on the New Notes and Shell guarantees of the payments will also survive.

Unless such defeasance occurs within one year of when the relevant series of New Notes would be due and payable or called for redemption, we will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the New Notes to recognize income, gain or loss for U.S. federal income tax purposes. If we elect Legal Defeasance, that opinion of counsel must be based upon a ruling from the IRS or a change in law to that effect.

Substitution of Shell Finance US as Issuer

We may at our option at any time, without the consent of any holders of New Notes, cause Shell or any other subsidiary of Shell to assume the obligations of Shell Finance US under any series of the New Notes; provided that the new obligor executes a supplemental indenture in which it agrees to be bound by the terms of those New Notes and the Shell Finance US Indenture. To the extent that Shell is not itself the new obligor, its Guarantee shall remain in place after the substitution unless another entity assumes the role of a guarantor in respect of the New Notes following a Voluntary Assumption. The new obligor must be a U.S. entity, unless the new obligor agrees in the supplemental indenture to be bound by a covenant comparable to that described under “—Payment of Additional Amounts” above with respect to taxes imposed in its jurisdiction of residence. The new obligor will benefit from any optional redemption provision for tax reasons as described above under “—Redemption—Optional Tax Redemption.” In the case of such a substitution, Shell Finance US will be relieved of any further obligations under the assumed series of New Notes. See “Risk Factors—Risks Relating to the New Notes—The substitution of the obligor on a particular series of New Notes generally would cause you to realize taxable gain or loss for U.S. tax purposes, if any, on any such New Notes that you hold” for discussion of possible tax consequences.

Governing Law

The Shell Finance US Indenture, the New Notes and the Guarantees will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

Deutsche Bank Trust Company Americas will be the trustee under the Shell Finance US Indenture. The address of Deutsche Bank Trust Company Americas is 1 Columbus Circle, 17th Floor, New York, New York 10019, Attention: Global Transaction Banking, Trust and Securities Services. Shell and Shell Finance US may appoint another trustee or a substitute trustee under the Shell Finance US Indenture or appoint an entity qualified under the Trust Indenture Act to serve as trustee under the Shell Finance US Indenture. Deutsche Bank Trust Company Americas has served as trustee, paying agent, auction agent, exchange agent and in similar capacities in transactions involving entities in the Shell Group or relating to the debt or long-term payment obligations of members of the Shell Group. Additionally, Deutsche Bank Trust Company Americas and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of Shell.

If an event of default occurs under the Shell Finance US Indenture and is continuing, the Trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The Trustee will become obligated to exercise any of its powers under the Shell Finance US Indenture at the request of any of the holders of any New Notes issued under the Shell Finance US Indenture only after those holders have offered the Trustee indemnity satisfactory to it.

The Shell Finance US Indenture contains limitations on the right of the Trustee, if it becomes a creditor of Shell or Shell Finance US, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with Shell and Shell Finance US. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the Shell Finance US Indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

Form, Exchange, Registration and Transfer

The New Notes will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of New Notes. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.

New Notes of any series will be exchangeable for other New Notes of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the Shell Finance US Indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent Shell or Shell Finance US designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the Shell Finance US Indenture are met.

The Trustee will be appointed as security registrar for the New Notes. Shell or Shell Finance US may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts. Shell or Shell Finance US is required to maintain an office or agency for transfers and exchanges in each place of payment. Shell or Shell Finance US may at any time designate additional transfer agents for any series of New Notes.

In the case of any redemption, Shell and Shell Finance US will not be required to register the transfer or exchange of:

●	any New Notes during a period beginning 15 Business Days before the relevant notice of redemption or repurchase is given and ending on the close of business on the day such notice is given; or

●	any New Notes that have been called for redemption in whole or in part, except the unredeemed portion of any New Notes being redeemed in part.

Payment and Paying Agents

Payments on the New Notes will be made in U.S. dollars at the office of the Trustee and any paying agent. At the option of Shell or Shell Finance US, however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Interest payments may be made to the person in whose name a New Note is registered at the close of business on the applicable record date for the interest payment set forth under “—General” above.

We have initially designated the Trustee as the paying agent. Shell or Shell Finance US may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

If the principal of or any premium or interest on or additional amounts with respect to New Notes of a series is payable on a day that is not a Business Day, the payment will be made on the following Business Day.

Subject to the requirements of any applicable abandoned property laws, the Trustee and paying agent will pay to us upon written request any money held by them for payments on the New Notes that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the Trustee or paying agent with respect to that money will cease.

Book-Entry Form

The New Notes will initially be issued to investors in book-entry form only. Fully registered global notes representing the total aggregate principal amount of the New Notes of each series will be issued and registered in the name of a nominee for DTC, the securities depositary for the New Notes, for credit to accounts of direct or indirect participants in DTC, Euroclear and Clearstream. Except in limited circumstances, the New Notes will not be issuable in definitive form. Unless and until New Notes in definitive certificated form are issued, the only holder will be Cede & Co., as nominee of DTC, or the nominee of a successor depositary. Except as described in this prospectus, a beneficial owner of any interest in a global note will not be entitled to receive physical delivery of definitive New Notes. Accordingly, each beneficial owner of any interest in a global note must rely on the procedures of DTC, Euroclear, Clearstream, or their participants, as applicable, to exercise any rights under the New Notes.

Global Clearance and Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds.

Cross-market transfers between persons holding directly or indirectly through DTC participants, on the one hand, and directly or indirectly through Clearstream or Euroclear participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant international clearing system by its U.S. depositary. However, cross-market transactions will require delivery of instructions to the relevant international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant international clearing system will, if a transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the respective U.S. depositary.

Because of time-zone differences, credits of notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. These credits or any transactions in the New Notes settled during the processing will be reported to the relevant Clearstream or Euroclear participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of New Notes by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although it is expected that DTC, Clearstream and Euroclear will follow the foregoing procedures in order to facilitate transfers of New Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue such procedures and such procedures may be changed or discontinued at any time.

The Clearing System

DTC.

DTC has advised us as follows:

●	DTC is:

(1)	a limited purpose trust company organized under the laws of the State of New York;
(2)	a “banking organization” within the meaning of New York Banking Law;
(3)	a member of the Federal Reserve System;
(4)	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
(5)	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

●
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of securities.

●
Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

●	Indirect access to the DTC system is also available to banks, brokers and dealers and trust companies that have custodial relationships with participants.

●	The rules applicable to DTC and DTC participants are on file with the SEC.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax consequences of (i) the exchange of Old Notes for New Notes and cash pursuant to the Exchange Offers and (ii) the ownership of  New Notes acquired in the Exchange Offers. It applies to you only if  you hold your Old Notes and will hold your New Notes, as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

●	a dealer in securities or currencies;

●	a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

●	a regulated investment company;

●	a real estate investment trust;

●	a tax-exempt organization;

●	an insurance company;

●	a financial institution;

●	a person that holds Old Notes or New Notes as part of a straddle or a hedging or conversion transaction, or as part of a constructive sale or other integrated financial transaction;

●	a person who is an investor in a pass through entity (such as a partnership);

●	a U.S. expatriate; or

●	a person whose functional currency is not the U.S. dollar.

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership (including any entity or arrangement taxed as a partnership for U.S. federal income tax purposes) holds Old Notes or New Notes, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Old Notes or New Notes, you should consult your tax advisor regarding the tax consequences of the Exchange Offers and the ownership of New Notes.

This summary does not address the alternative minimum tax, the rules under Section 451 of the Code with respect to conforming the timing of income accruals to financial statements, any non-income tax (such as estate or gift taxes) or any state, local or non-U.S. tax consequences of the Exchange Offers or the ownership or disposition of the New Notes.

You are urged to consult your own tax advisor regarding the U.S. federal, state and local and other tax consequences of the Exchange Offers and the ownership or disposition of the New Notes in your particular circumstance.

As used herein, the term “U.S. holder” means a beneficial owner of Old Notes or New Notes that for U.S. federal income tax purposes is:

●	a citizen or resident of the U.S.;

●	a corporation, or entity taxable as a corporation, that was created or organized under the laws of the U.S. or any of its political subdivisions;

●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (ii) the trust has made a valid election under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. holder” means a beneficial owner of Old Notes or New Notes that is neither a U.S. holder nor a partnership (or other entity classified as a partnership for U.S. federal income tax purposes).

Tax Consequences to Exchanging U.S. Holders

The Exchange Offers

Characterization of the Exchange of Old Notes for New Notes. The exchange of Old Notes for New Notes and cash pursuant to the Exchange Offers will constitute a taxable disposition of the Old Notes for U.S. federal income tax purposes if the exchange results in a “significant modification” of the Old Notes. U.S. Treasury regulations provide that the substitution of a new obligor on a recourse debt instrument generally is a significant modification and, therefore, a taxable disposition of the Old Notes. As a result, under the U.S. Treasury regulations described above, any exchange of Old Notes for New Notes and cash pursuant to the Exchange Offers will constitute a significant modification of the terms of the Old Notes under the “change in obligor” test. The discussion below assumes that the exchange of Old Notes for New Notes will be treated as a significant modification.

Taxable Exchange. A U.S. holder will generally recognize taxable gain or loss equal to the difference between the amount realized and such holder’s adjusted tax basis in the Old Notes.

●
The U.S. holder’s amount realized in the exchange will equal the sum of the issue price of the New Notes such holder receives in the exchange (determined in the manner described below) and the cash portion of the Total Consideration and any cash that such holder receives in lieu of fractional amounts of New Notes (minus the accrued and unpaid interest on the Old Notes at the time of the exchange, which will generally be taxed according to the discussion of accrued but unpaid interest below).

●
The U.S. holder’s adjusted tax basis in the Old Notes will generally be such holder’s cost of such notes, increased by any market discount previously included in income with respect to the Old Notes and decreased (but not below zero) by any bond premium that such U.S. holder has amortized with respect to the Old Notes.

●
Subject to the below discussion of the market discount rules, the U.S. holder’s gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if the Old Notes were held for more than one year. Long term capital gain realized by noncorporate U.S. holders is generally taxed at preferential rates. Certain limitations exist on the deductibility of capital loss by both corporate and individual taxpayers.

Market Discount. If the U.S. holder’s Old Notes were acquired with market discount, any gain that such holder recognizes on the exchange of Old Notes for New Notes and cash would be treated as ordinary income to the extent of the market discount that accrued during the U.S. holder’s period of ownership, unless the U.S. holder previously had elected to include market discount in income as it accrued for U.S. federal income tax purposes. A U.S. holder will be considered to have acquired an Old Note with market discount if the stated principal amount of such Old Note exceeded such holder’s initial tax basis for such Old Note by more than a de minimis amount.

Accrued but Unpaid Interest and Pre-Issuance Accrued Interest. A U.S. holder that exchanges Old Notes for New Notes and cash on the Settlement Date will include any accrued but unpaid interest on the Old Notes at such time in ordinary income, even though no accrued but unpaid interest will be paid on the Old Notes in connection with the Exchange Offers. As described above in “Description of the New Notes and Guarantees—Interest on the New Notes,” each New Note will bear interest from the most recent interest payment date on which interest has been paid on the corresponding Old Note; therefore New Notes received pursuant to the Exchange Offers will have an embedded entitlement to such pre-issuance accrued interest. As a result, the amount of interest income that a U.S. holder recognizes will be reduced by the amount of the pre-issuance accrued interest, and the issue price of the New Notes (determined in the manner described below) will be reduced by such amount of pre-issuance accrued interest.

Tax Consequences of the Early Participation Premium. The U.S. federal income tax treatment of the portion of the Total Consideration attributable to the Early Participation Premium is uncertain. We intend to treat the Early Participation Premium as additional consideration received for the Old Notes, in which case the Early Participation Premium will be taken into account in determining your gain or loss in respect of the exchange, as described below. However, there are alternative characterizations for the Early Participation Premium. U.S. holders should consult their own tax advisors regarding the proper treatment of the Early Participation Premium. Except as otherwise noted below, the remainder of this discussion assumes that the Early Participation Premium is paid to you as additional consideration for the Old Notes, and accordingly, references in this discussion to New Notes received in the exchange (and cash for fractional amounts of New Notes) include New Notes (and cash) attributable to the Early Participation Premium.

Issue Price of the New Notes. The “issue price” of the New Notes will depend on whether the New Notes will be treated as “publicly traded” for U.S. federal income tax purposes. If the New Notes are treated as “publicly traded” for U.S. federal income tax purposes, the issue price of the New Notes will equal the fair market value of the New Notes on their issue date. We believe that the New Notes will be treated as publicly traded for U.S. federal income tax purposes, and the remainder of the discussion assumes such treatment.

If we finally determine that the New Notes are considered to be publicly traded we will make available within 90 days after the date of the Exchange Offers that determination and, if so, the issue price of the New Notes. In such a case, our determination of the issue price will be binding on each U.S. holder unless such U.S. holder explicitly discloses to the IRS, on its timely filed U.S. federal income tax return for the taxable year that includes the date of the Exchange Offers, that its determination is different from our determination, the reason for its different determination, and, if appropriate, how such holder determined the issue price.

As described above, New Notes received pursuant to the Exchange Offers will have an embedded entitlement to pre-issuance accrued interest, and the issue price of such notes will be reduced by the amount of the pre-issuance accrued interest.

Ownership of the New Notes – Generally

Payments of interest. Subject to the discussion above on pre-issuance accrued interest, stated interest paid on the New Notes generally will be taxable to you as ordinary income at the time it is received or accrued in accordance with your method of accounting for U.S. federal income tax consequences, as described below:

●	If the U.S. holder is a cash method taxpayer (including most individual holders), such U.S. holder must report that interest in income when received.

●	If the U.S. holder is an accrual method taxpayer, such U.S. holder must report that interest in income as it accrues.

Original issue discount. New Notes that are treated as issued with original issue discount (“OID”) are subject to additional tax rules. The amount of OID on a New Note is determined as follows:

●	The amount of OID on the New Notes is the “stated redemption price at maturity” of the New Notes minus the issue price of the New Notes. If this amount is zero or negative, there is no OID.

●
The “stated redemption price at maturity” of the New Notes is the total amount of all principal and interest payments to be made on the New Notes, other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate or at certain floating rates). The stated interest on the New Notes is qualified stated interest and, thus, the stated redemption price at maturity of the New Notes will equal their stated principal amount.

●
Under a special rule, if the OID determined under the general formula is very small, it is disregarded and not treated as OID. This disregarded OID is called “de minimis OID.” If all the interest on the New Notes is Qualified Stated Interest, this rule applies if the amount of OID is less than the following items multiplied together: (a) 0.25% (that is, 1/4 of 1%), (b) the number of full years from the issue date to the maturity date of the New Notes, and (c) the stated redemption price at maturity.

If the New Notes have more than de minimis OID, the following consequences arise:

●	U.S. holders must include the total amount of OID as ordinary income over the life of the New Notes.

●
U.S. holders must include OID in income as the OID accrues on the New Notes, even if such holders are on the cash method of accounting. This means that such holders are required to report OID income, and in some cases pay tax on that income, before receiving the cash that corresponds to that income.

●
OID accrues on the New Notes on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on the New Notes will result in the U.S. holder being taxable at approximately a constant percentage of such U.S. holder’s unrecovered investment in the debt security.

●	The accruals of OID on the New Notes generally will be less in the early years and more in the later years.

●	A holder’s tax basis in the New Notes is initially the New Notes’ issue price. It increases by any OID reported as income. It decreases by any principal payments received on the New Notes.

We expect that certain New Notes will be issued with OID and will therefore be subject to the rules described above.

Bond premium. If immediately after the exchange a U.S. holder has an initial tax basis in the New Notes in excess of their stated redemption price at maturity, the New Notes will be treated as issued with “bond premium.” If the New Notes have bond premium, the following consequences arise:

●	The U.S. holder can elect to use bond premium to reduce taxable interest income from the New Notes.

●
Under the election, the total premium will be allocated to interest periods, as an offset to interest income, on a “constant yield” basis over the life of the New Notes — that is, with a smaller offset in the early periods and a larger offset in the later periods.

●	If the U.S. holder elects to amortize bond premium, such holder would reduce its basis in the New Notes by the amount of the premium used to offset stated interest.

●
This election is made on the U.S. holder’s tax return for the first taxable year to which the U.S. holder desires the election to apply. However, if the election is made, it automatically applies to all debt instruments with bond premium that the U.S. holder owns during that year or that are acquired at any time thereafter, unless the IRS permits such holder to revoke the election.

●	A U.S. holder that does not elect to amortize bond premium and that holds the New Notes to maturity generally will be required to treat the premium as a capital loss when the New Notes mature.

Sale, exchange or other disposition. On sale or retirement of the New Notes:

●	The U.S. holder will have taxable gain or loss equal to the difference between the amount realized and such holder’s tax basis in the New Notes.

●
The U.S. holder’s adjusted tax basis in the New Notes would be the issue price of the New Notes, increased by any OID previously included in income with respect to the New Notes, decreased (but not below zero) by any bond premium that such U.S. holder has amortized with respect to the New Notes, and decreased by any pre-issuance accrued interest that such holder has elected to reduce the issue price by.

●
The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the New Notes were held for more than one year. For an individual, the maximum tax rate on long term capital gains is currently 20%. The deductibility of capital losses is subject to limitations.

●
If the New Notes are sold between interest payment dates, a portion of the amount realized reflects interest that has accrued on the New Note but has not yet been paid by the sale date. That amount is treated as ordinary interest income.

Medicare Tax on Certain Investment Income

Certain non-corporate U.S. holders whose income exceeds certain thresholds may also be subject to a 3.8% tax on their “net investment income” up to the amount of such excess. Interest received by a U.S. holder of the New Notes (without reduction for withholding taxes, if any), and gain or loss recognized on the Exchange Offers, will be includable in a U.S. holder’s net investment income for purposes of this tax. Non-corporate U.S. holders should consult their own tax advisors regarding the possible effect of such tax on their ownership of the Old Notes or New Notes.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

●
Assuming the Old Notes or the New Notes are held through a broker or other securities intermediary, the intermediary must provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning payments of amounts received pursuant to the Exchange Offers, payments of principal, interest, OID and retirement proceeds on the debt securities, unless an exemption applies.

●
Similarly, unless an exemption applies, the U.S. holder must provide the intermediary with such holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is such holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.

●
If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold (at a rate of 24%) of all amounts payable on the Old Notes or New Notes (including principal payments). This is called “backup withholding.” If the intermediary withholds payments, the U.S. holder may credit the withheld amount against its federal income tax liability.

●
All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements, but may have to establish their entitlement to an exemption.

Tax Consequences to Exchanging Non-U.S. Holders

The Exchange Offers

Gain characterized as capital gain. Subject to the discussions below in respect of backup withholding and the portion of the Total Consideration attributable to the Early Participation Premium, a non-U.S. holder will not be subject to U.S. federal income tax on gain realized through the Exchange Offers, unless:

●
The gain is connected with a trade or business that the non-U.S. holder conducts in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that such non-U.S. holder maintains).

●
The non-U.S. holder is an individual present in the U.S. for at least 183 days during the year in which the non-U.S. holder participates in the Exchange Offers and certain other conditions are satisfied.

●	Any gain represents accrued but unpaid interest, in which case the rules for gain characterized as interest income discussed below would apply to the portion that represents interest.

If the non-U.S. holder is a corporation and the gain is connected with a trade or business that the non-U.S. holder conducts in the U.S., the non-U.S. holder may be subject to an additional “branch profits tax” on the non-U.S. holder’s earnings that are connected with its U.S. trade or business, including gain from the Exchange Offer. This tax is currently 30% but may be reduced or eliminated by an applicable income tax treaty.

As discussed above under “—Tax Consequences to Exchanging U.S. Holders—The Exchange Offers—Tax Consequences of the Early Participation Premium,” however, the portion of the Total Consideration attributable to the Early Participation Premium could be treated as a separate fee, in which case the receipt of the Early Participation Premium by a non-U.S. holder would be subject to U.S. federal withholding tax of 30%, unless reduced or eliminated by an applicable income tax treaty. We believe, and we intend to take the position, that the Early Participation Premium paid to non-U.S. holders should be treated as additional consideration for the Old Notes. Non-U.S. holders should consult their own tax advisors regarding the proper treatment of the Early Participation Premium.

Gain characterized as interest income. Subject to the discussion of backup withholding below, a non-U.S. holder of Old Notes generally would not be subject to U.S. federal withholding tax upon the exchange in respect of any gain attributable to accrued but unpaid interest. If the interest is connected with a trade or business that the non-U.S. holder conducts in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that such non-U.S. holder maintains), such interest would be subject to U.S. federal income tax on a net income basis generally in the same manner as for U.S. holders, and if the non-U.S. holder is a corporation, may also be subject to a branch profits tax, as described above under “—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—Gain characterized as capital gain.”

Ownership of the New Notes – Generally

Payments of interest. Subject to the discussion below under “FATCA,” payments of interest on the New Notes generally will not be subject to U.S. federal withholding taxes. However, for the exemption from withholding taxes on interest to apply to non-U.S. holders, a non-U.S. holder must meet one of the following requirements:

●
The non-U.S. holder provides a completed IRS Form W-8BEN or Form W-8BEN-E, as applicable, to the bank, broker or other intermediary through which the non-U.S. holder holds the New Notes and qualifies for the “portfolio interest” exemption. IRS Form W-8BEN or Form W-8BEN-E, as applicable, contains the non-U.S. holder’s name, address and a statement that the holder is the beneficial owner of the New Notes and is not a U.S. holder.

●
The non-U.S. holder holds the New Notes directly through a “qualified intermediary,” and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (i) is either a U.S. or non-U.S. entity, (ii) is acting out of a non-U.S. branch or office and (iii) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

●
The non-U.S. holder is entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and the non-U.S. holder’s country of residence. To claim this exemption, the non-U.S. holder generally must complete IRS Form W-8BEN or Form W-8BEN-E, as applicable, and fill out Part III of the form to state the non-U.S. holder’s claim for treaty benefits. In some cases, the non-U.S. holder may instead be permitted to provide documentary evidence of the non-U.S. holder’s claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

●
The interest income on the New Notes is effectively connected with the conduct of the non-U.S. holder’s trade or business in the Unites States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, the non-U.S. holder must complete IRS Form W-8ECI.

Even if a non-U.S. holder meet one of the above requirements, interest paid to a non-U.S. holder will be subject to withholding tax under any of the following circumstances:

●	The withholding agent or an intermediary knows or has reason to know that the non-U.S. holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.

●	The IRS notifies the withholding agent that information that the non-U.S. holder or an intermediary provided concerning the non-U.S. holder’s status is false.

●
An intermediary through which the non-U.S. holder holds the New Notes fails to comply with the procedures necessary to avoid withholding taxes on the New Notes. In particular, an intermediary is generally required to forward a copy of the non-U.S. holder’s IRS Form W-8BEN or Form W-8BEN-E (or other documentary information concerning the non-U.S. holder’s status), as applicable, to the withholding agent for the New Notes. However, if the non-U.S. holder holds its New Notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between the non-U.S. holder and the withholding agent for the debt securities—the qualified intermediary will not generally forward this information to the withholding agent.

If the interest is connected with a trade or business that the non-U.S. holder conducts in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment that you maintain), such interest would be subject to U.S. federal income tax on a net income basis generally in the same manner as for U.S. holders, and if the non-U.S. holder is a corporation, may also be subject to a branch profits tax, as described above under “—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—Gain characterized as capital gain.”

Sale, exchange or other disposition of the New Notes. If the non-U.S. holder sells the New Notes or the New Notes are redeemed, the non-U.S. holder will generally not be subject to U.S. federal income tax on gain, unless the non-U.S. holder falls into one of the exceptions discussed above under “—Tax Consequences to Exchanging Non-U.S. Holders—The Exchange Offers—Gain characterized as capital gain.”

FATCA

Under the Foreign Account Tax Compliance Act (“FATCA”), U.S. federal withholding tax, currently at a rate of 30%, may apply to any interest income paid on the New Notes to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the U.S.) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Tax Consequences to Exchanging U.S. Holders—Ownership of the New Notes – Generally—Payments of interest,”  the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If the holder is a foreign financial institution or a non-financial foreign entity (or holds the New Notes through a foreign financial institution) in a jurisdiction that has entered into an intergovernmental agreement with the U.S., the holder (or the financial intermediary) may be subject to different rules. In the event any withholding under FATCA is imposed with respect to any payments under the New Notes, there will be no additional amounts payable to compensate for the withheld amount. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of New Notes.

Information Reporting and Backup Withholding

U.S. federal income tax rules concerning information reporting and backup withholding for non-U.S. holders are as follows:

●
Payments of amounts received pursuant to the Exchange Offers and payments of principal and interest will be automatically exempt from the backup withholding if the non-U.S. holder provides the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows or has reason to know that the non-U.S. holder should be subject to the usual information reporting or backup withholding rules. In addition, interest payments made to the non-U.S. holder may be reported to the IRS on IRS Form 1042-S.

●
Sale proceeds that the non-U.S. holder receives on a sale of the non-U.S. holder’s New Notes through a broker may be subject to information reporting and/or backup withholding if the non-U.S. holder is not eligible for an exemption. In particular, information reporting and backup reporting may apply if the non-U.S. holder uses the U.S. office of a broker, and information reporting (but not generally backup withholding) may apply if the non-U.S. holder uses the foreign office of a broker that has certain connections to the U.S.. In general, the non-U.S. holder may file IRS Form W-8BEN or Form W-8BEN-E, as applicable, to claim an exemption from information reporting and backup withholding. Non-U.S. holders consult their own tax advisors concerning information reporting and backup withholding on a sale of their New Notes.

Tax Consequences to Non-Exchanging Holders

Holders of Old Notes that do not participate in the Exchange Offers will not recognize any gain or loss for U.S. federal income tax purposes as a result of the Exchange Offers, and their adjusted tax basis, holding period and market discount, if any, for their Old Notes will remain unchanged.

MATERIAL DUTCH TAX CONSIDERATIONS

This section outlines the principal Dutch tax consequences of the disposal of the Old Notes by means of the exchange of the Old Notes for the New Notes pursuant to the Exchange Offer and the acquisition, holding, settlement, redemption and transfer of the New Notes (the Old Notes and the New Notes together are referred to as the “Notes”). It does not present a comprehensive or complete description of all aspects of Dutch tax law which could be relevant to a holder of Notes that participates in the Exchange Offer. For Dutch tax purposes, a holder of Notes may include an individual or entity not holding the legal title to the Notes, but to whom or to which, the Notes are, or the income from the Notes is, nevertheless attributed based either on this individual or entity owning a beneficial interest in the Notes or on specific statutory provisions. These include statutory provisions attributing Notes to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.

This section is intended as general information only. Holders of the Notes should consult their own tax adviser regarding the tax consequences of the transfer and disposal of the Old Notes and the acquisition and holding of the New Notes.

This section is based on Dutch tax law as applied and interpreted by Dutch tax courts and as published and in effect on the date of the prospectus, including the tax rates applicable on that date, without prejudice to any amendments introduced at a later date and implemented with or without retroactive effect.

Any reference in this section made to Dutch taxes, Dutch tax or Dutch tax law should be construed as a reference to any taxes of any nature levied by or on behalf of the Netherlands or any of its subdivisions or taxing authorities or to the law governing such taxes, respectively. The Netherlands means the part of the Kingdom of the Netherlands located in Europe.

Any reference made to a treaty for the avoidance of double taxation refers to treaties concluded by the Netherlands and includes the Tax Regulation for the Kingdom of the Netherlands (Belastingregeling voor het Koninkrijk), the Tax Regulation for the State of the Netherlands (Belastingregeling voor het land Nederland), the Tax Regulations for the Netherlands and Curaçao (Belastingregeling Nederland Curaçao), the Tax Regulations for the Netherlands and St. Maarten (Belastingregeling Nederland Sint Maarten) and the Agreement between the Taipei Representative Office in the Netherlands and the Netherlands Trade and Investment Office in Taipei for the avoidance of double taxation.

This section does not describe any Dutch tax considerations or consequences that may be relevant where a holder of the Notes:

(i)	is an individual and the holder of Notes’ income or capital gains derived from the Notes are attributable to employment activities, the income from which is taxable in the Netherlands;

(ii)
has a substantial interest (aanmerkelijk belang) or a fictitious substantial interest (fictief aanmerkelijk belang) in the Issuer within the meaning of Chapter 4 of the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001). Generally, a holder of Notes has a substantial interest in the Issuer if the holder of Notes, alone or – in case of an individual – together with a partner for Dutch tax purposes, or any relative by blood or by marriage in the ascending or descending line (including foster-children) of the holder of Notes or the partner, owns or holds, or is deemed to own or hold any shares or certain rights to any shares, including rights to directly or indirectly acquire any shares, directly or indirectly representing 5 percent or more of the Issuer’s issued capital as a whole or of any class of shares or profit participating certificates (winstbewijzen) relating to 5 percent or more of the Issuer’s annual profits or 5 percent or more of the Issuer’s liquidation proceeds;

(iii)
is an entity that, although it is in principle subject to Dutch corporate income tax under the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969) (the “CITA”), is not subject to Dutch corporate income tax or is fully or partly exempt from Dutch corporate income tax (such as a qualifying pension fund as described in Section 5 CITA and a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA), or is an entity that is not tax resident in the Netherlands and functions in a manner that is comparable to a tax exempt investment fund (vrijgestelde beleggingsinstelling) as described in Section 6a CITA;

(iv)
is an investment institution (beleggingsinstelling) as described in Section 28 CITA, or is an entity that is not tax resident in the Netherlands and functions in a manner that is comparable to an investment institution (beleggingsinstelling) as described in Section 28 CITA;

(v)
is an entity that is related (gelieerd) to the Issuer within the meaning of the Withholding Tax Act 2021 (Wet bronbelasting 2021). An entity is considered related if (i) it holds, directly or indirectly, a Qualifying Interest in the Issuer, (ii) the Issuer, directly or indirectly, holds a Qualifying Interest in the holder of Notes, or (iii) a third party holds, directly or indirectly, a Qualifying Interest in both the Issuer and the holder of Notes. An entity is also considered related to the Issuer if the entity is part of a collaborating group (samenwerkende groep) of entities that jointly directly or indirectly holds a Qualifying Interest in the Issuer. The term “Qualifying Interest” means a directly or indirectly held interest – either by an entity individually or jointly if an entity is part of a collaborating group – that enables such entity or such collaborating group to exercise a definite influence over another entities’ decisions, such as the Issuer or the holder of Notes as the case may be, and allows it to determine the other entities’ activities; or

(vi)
is part of a multinational enterprise group or large-scale domestic group within the meaning of the Dutch Minimum Tax Act 2024 (Wet minimumbelasting 2024; the Dutch implementation of Directive (EU) 2022/2523 of 14 December 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the European Union).

Withholding Tax

Any payments made under the Notes, including on the Old Notes in connection with the Exchange Offer, will not be subject to withholding or deduction for, or on account of, any Dutch Taxes.

Taxes on Income and Capital Gains

Residents of the Netherlands

The description of certain Dutch tax consequences in this part of the taxation in the Netherlands paragraph is only intended for the following holder of Notes:

(i)	individuals who are resident or deemed to be resident in the Netherlands (“Dutch Resident Individuals”); and

(ii)	entities or enterprises that are subject to the CITA and are resident or deemed to be resident in the Netherlands (“Dutch Resident Corporate Entities”).

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Dutch Resident Individuals engaged or deemed to be engaged in an enterprise (winst uit onderneming) or in miscellaneous activities (resultaat uit overige werkzaamheden) are generally subject to income tax at statutory progressive rates with a maximum of 49.50 percent on any benefits derived or deemed to be derived from the Notes, including any capital gains realized on any transfer of the Notes, where those benefits are attributable to:

(i)
an enterprise from which a Dutch Resident Individual derives profits, whether as an entrepreneur (ondernemer) or by being co-entitled (medegerechtigde) to the net worth of this enterprise other than as an entrepreneur or shareholder; or

(ii)	miscellaneous activities, including activities which are beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).

In principle, the transfer of the Old Notes pursuant to the Exchange Offer qualifies as a taxable transfer of the Old Notes resulting in the recognition of any capital gains or losses. However, under certain circumstances and subject to certain conditions, taxpayers may claim, based on Supreme Court case law, that the tax book value of their Old Notes may be rolled-over to the New Notes resulting in a deferral of capital gains recognition.

Dutch Resident Individuals not engaged or deemed to be engaged in an enterprise or in miscellaneous activities

Generally, Notes held by a Dutch Resident Individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the Notes are not attributable to that enterprise or miscellaneous activities, are under current law subject to an annual income tax imposed on a fictitious yield on the fair market value of the Notes on January 1st of each calendar year under the regime for savings and investments (inkomen uit sparen en beleggen). No further income taxes are due in respect of the Notes in connection with the Exchange Offer.

Irrespective of the actual income or capital gains realized, the annual taxable benefit from a Dutch Resident Individual’s assets and liabilities taxed under this regime, including the Notes, is based on fictitious percentages applied to the fair market value of (i) bank savings, (ii) other assets, including the Notes, and (iii) liabilities.

Taxation only occurs if and to the extent the sum of the fair market value of bank savings and other assets minus the fair market value of the liabilities exceeds a certain threshold (heffingvrij vermogen). The tax rate under the regime for savings and investments is a flat rate of 36 percent.

For the calendar year 2024, the fictitious percentages applicable to the first and third categories mentioned above (bank savings and liabilities) have not yet been determined. The fictitious yield percentage applicable to the second category mentioned above (other assets, including the Notes) is 6.04 percent for the calendar year 2024.

Certain transactions that have the effect of reducing the fictitious yield by shifting net wealth between the aforementioned categories (i) and (ii) or increasing liabilities in any three months period starting before and ending after January 1st of the relevant year will for this purpose be ignored unless the holder of Notes can demonstrate that such transactions are implemented for other reasons than tax reasons.

On June 6, 2024, the Dutch Supreme Court ruled that the current regime for savings and investments is incompatible with the European Convention on Human Rights if the Dutch Resident Individual’s aggregate actual return on the assets and liabilities falling within the scope of this regime is lower than the fictitious yield. The Dutch Supreme Court provided general principles to calculate such actual return. The Dutch Resident Individual bears the burden of proof for demonstrating if and to what extent their actual return on the relevant assets and liabilities is lower than the fictitious yield. Holders of Notes are advised to consult their tax advisor on whether any tax levied under the current regime for savings and investments, including in respect of the Notes, is in accordance with the judgments of the Dutch Supreme Court.

Dutch Resident Corporate Entities

Dutch Resident Corporate Entities are generally subject to corporate income tax at statutory rates up to 25.8 percent on any benefits derived or deemed to be derived from the Notes, including any capital gains realized on their transfer.

In principle, the transfer of the Old Notes pursuant to the Exchange Offer qualifies as a taxable transfer of the Old Notes resulting in the recognition of any capital gains or losses. However, under certain circumstances and subject to certain conditions, taxpayers may claim, based on Supreme Court case law, that the tax book value of their Old Notes may be rolled-over to the New Notes resulting in a deferral of capital gains recognition.

Non-Residents of the Netherlands

The description of certain Dutch tax consequences in this part of the taxation in the Netherlands paragraph is only intended for the following holder of Notes:

(i)	individuals who are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Individuals”); and

(ii)	entities that are not resident and not deemed to be resident in the Netherlands (“Non-Dutch Resident Corporate Entities”).

Non-Dutch Resident Individuals

A Non-Dutch Resident Individual will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership or transfer of the Notes, unless:

(i)
the Non-Dutch Resident Individual derives profits from an enterprise, whether as entrepreneur or by being co-entitled to the net worth of this enterprise other than as an entrepreneur or shareholder, and this enterprise is fully or partly carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the Notes are attributable;

(ii)
the Non-Dutch Resident Individual derives benefits from miscellaneous activities carried on in the Netherlands in respect of the Notes, including activities which are beyond the scope of active portfolio investment activities; or

(iii)
the Non-Dutch Resident Individual is entitled to a share – other than by way of securities – in the profits of an enterprise, which is effectively managed in the Netherlands and to which the Notes are attributable.

Non-Dutch Resident Corporate Entities

A Non-Dutch Resident Corporate Entity will not be subject to any Dutch taxes on income or capital gains derived from the purchase, ownership or transfer of the Notes, unless:

(i)
the Non-Dutch Resident Corporate Entity derives profits from an enterprise, which is fully or partly carried on through a permanent establishment or a permanent representative in the Netherlands to which the Notes are attributable; or

(ii)
the Non-Dutch Resident Corporate Entity is entitled to a share – other than by way of securities – in the profits of an enterprise or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the Notes are attributable.

Under certain specific circumstances, treaties for the avoidance of double taxation may restrict the extent to which Non-Dutch Resident Individuals and Non-Dutch Resident Corporate Entities are subject to Dutch taxes in connection with the purchase, ownership or transfer of the Notes.

Dutch Gift Tax or Inheritance Tax

No Dutch gift tax or inheritance tax is due in respect of the Old Notes in connection with the Exchange Offer.

No Dutch gift tax or inheritance tax is due in respect of any gift of the New Notes by, or inheritance of the New Notes on the death of, a holder of New Notes, unless:

(i)	the holder of New Notes is resident, or is deemed to be resident, in the Netherlands at the time of the gift or death of the holder of New Notes;

(ii)
the holder of New Notes dies within 180 days after the date of the gift of the New Notes and was, or was deemed to be, resident in the Netherlands at the time of the holder of New Notes’ death but not at the time of the gift; or

(iii)	the gift of the New Notes is made under a condition precedent and the holder of New Notes is resident, or is deemed to be resident, in the Netherlands at the time the condition is fulfilled.

Other Taxes and Duties

No other Dutch taxes, including taxes of a documentary nature, such as capital tax, stamp or registration tax or duty, are payable by the Company or by, or on behalf of, the holder of Notes by reason only of the issue, acquisition or transfer of the Notes.

Residency

A holder of Notes will not become a resident or deemed resident of the Netherlands by reason only of holding the Notes.

NOTICES TO CERTAIN NON-U.S. HOLDERS

General

No action has been or will be taken in any jurisdiction that would permit a public offering of the New Notes or the possession, circulation or distribution of this prospectus or any material relating to us, the Old Notes or the New Notes in any jurisdiction where action for that purpose is required. Accordingly, the New Notes offered in the Exchange Offers may not be offered, sold or exchanged, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Exchange Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

This prospectus does not constitute an offer to buy or sell or a solicitation of an offer to buy or sell either Old Notes or New Notes in any jurisdiction in which, or to or from any person to or from whom it is unlawful to make such offer or solicitation under applicable securities laws or otherwise. The distribution of this prospectus in certain jurisdictions (including, but not limited to, the EEA, the U.K., Belgium, France, Italy, Hong Kong, Japan and Singapore) may be restricted by law. Persons into whose possession this prospectus comes are required by us, the Dealer Managers and the Exchange Agent to inform themselves about, and to observe, any such restrictions. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offers to be made by a licensed broker or dealer and the Dealer Managers or any of their affiliates is a licensed broker or dealer in any such jurisdiction, such Exchange Offers shall be deemed to be made by such Dealer Manager or such affiliate (as the case may be) on our behalf in such jurisdiction.

The New Notes will be issued only in minimum denominations of $1,000 and whole multiples of $1,000 thereafter. See “Description of the New Notes and Guarantees—General.” We will not accept tenders of Old Notes if such tender would result in the holder thereof receiving in the applicable Exchange Offer an amount of New Notes below the applicable minimum denomination.

European Economic Area

The New Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the New Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus has been prepared on the basis that any offer of New Notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of New Notes. This prospectus is not a prospectus for the purposes of the Prospectus Directive.

MiFID II product governance / Professional investors and ECPs only target market—In the EEA and solely for the purposes of the product approval process conducted by any Dealer Manager who is a manufacturer with respect to the New Notes for the purposes of the MiFID II product governance rule under EU Delegated Directive 2017/593 (each, a “manufacturer”), the manufacturers’ target market assessment in respect of the New Notes has led to the conclusion that: (i) the target market for the New Notes is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the New Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the New Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the New Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Belgium

Neither the Prospectus nor any other documents or materials relating to the Exchange Offers have been submitted to or will be submitted for approval or recognition to the Belgian Financial Services and Markets Authority (“Autorité des services et marchés financiers”/”Autoriteit voor Financiële Diensten en Markten”). The Exchange Offers are not being, and may not be, made in Belgium by way of a public offering, as defined in Articles 3, §1, 1° and 6, §1 of the Belgian Law of April 1, 2007 on public takeover bids (“loi relative aux offres publiques d’acquisition”/”wet op de openbare overnamebiedingen”) (the “Belgian Takeover Law”) or as defined in Article 3, §1 of the Belgian Law of June 16, 2006 on the public offer of investment instruments and the admission to trading of investment instruments on a regulated market (“loi relative aux offres publiques d’instruments de placement et aux admissions d’instruments de placement à la négociation sur des marchés réglementés”/”wet op de openbare aanbieding van beleggingsinstrumenten en de toelating van beleggingsinstrumenten tot de verhandeling op een gereglementeerde markt”) (the “Belgian Prospectus Law”), both as amended or replaced from time to time. Accordingly, the Exchange Offers may not be, and are not being, advertised and the Exchange Offers will not be extended, and neither the Prospectus nor any other documents or materials relating to the Exchange Offers (including any memorandum, information circular, brochure or any similar documents) has been or shall be distributed or made available, directly or indirectly, to any person in Belgium other than (i) to persons which are “qualified investors” (“investisseurs qualifiés”/”gekwalificeerde beleggers”) as defined in Article 10, §1 of the Belgian Prospectus Law, acting on their own account, as referred to in Article 6, §3 of the Belgian Takeover Law or (ii) in any other circumstances set out in Article 6, §4 of the Belgian Takeover Law and Article 3, §4 of the Belgian Prospectus Law. The Prospectus has been issued only for the personal use of the above qualified investors and exclusively for the purpose of the Exchange Offers. Accordingly, the information contained in the Prospectus or in any other documents or materials relating to the Exchange Offers may not be used for any other purpose or disclosed or distributed to any other person in Belgium.

France

The Exchange Offers are not being made, directly or indirectly, to the public in the Republic of France. Neither the Prospectus nor any other documents or materials relating to the Exchange Offers have been or shall be distributed to the public in France and only (i) providers of investment services relating to portfolio management for the account of third parties (personnes fournissant le service d’investissement de gestion de portefeuille pour compte de tiers) and/or (ii) qualified investors (investisseurs qualifiés) other than individuals, in each case acting on their own account and all as defined in, and in accordance with, Articles L.411-1, L.411-2, D.321-1 and D.411-1 of the French Code Monétaire et Financier, are eligible to participate in the Exchange Offers. The Prospectus and any other document or material relating to the Exchange Offers have not been and will not be submitted for clearance to nor approved by the Autorité des marchés financiers.”

Italy

None of the Exchange Offers, the Prospectus or any other documents or materials relating to the Exchange Offers or the New Notes have been or will be submitted to the clearance procedure of the Commissione Nazionale per le Società e la Borsa (“CONSOB”). The Exchange Offers are being carried out in the Republic of Italy as exempted offers pursuant to article 101-bis, paragraph 3-bis of the Legislative Decree No. 58 of 24 February 1998, as amended (the “Financial Services Act”) and article 35-bis, paragraph 3, of CONSOB Regulation No. 11971 of 14 May 1999, as amended (the “Issuers’ Regulation”) and, therefore, are intended for, and directed only at, qualified investors (investitori qualificati) (the “Italian Qualified Investors”), as defined pursuant to Article 100, paragraph 1, letter (a) of the Financial Services Act and Article 34-ter, paragraph 1, letter (b) of the Issuers’ Regulation. Accordingly, the Exchange Offers cannot be promoted, nor may copies of any document related thereto or to the New Notes be distributed, mailed or otherwise forwarded, or sent, to the public in Italy, whether by mail or by any means or other instrument (including, without limitation, telephonically or electronically) or any facility of a national securities exchange available in Italy, other than to Italian Qualified Investors. Persons receiving this prospectus must not forward, distribute or send it in or into or from Italy. Noteholders or beneficial owners of the Old Notes that are resident or located in Italy can offer to exchange the notes pursuant to the Exchange Offers through authorized persons (such as investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with the Financial Services Act, CONSOB Regulation No. 16190 of 29 October 2007, as amended from time to time, and Legislative Decree No. 385 of 1 September 1993, as amended) and in compliance with applicable laws and regulations or with requirements imposed by CONSOB or any other Italian authority. Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the Old Notes, the New Notes, the Exchange Offers or the Prospectus.

United Kingdom

Each Dealer Manager has further represented and agreed that:

●
it has complied and will comply with all the applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”) with respect to anything done by it in relation to the New Notes in, from or otherwise involving the U.K.; and it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any New Notes in circumstances in which Section 21(1) of the FSMA does not apply to Shell Finance US or Shell.

This prospectus is only being distributed to and is only directed at (i) persons who are outside the U.K. or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The New Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the New Notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Hong Kong

The New Notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the New Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to New Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Japan

The New Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any New Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, and if the Issuer has not notified the dealer(s) on the classification of the New Notes under and pursuant to Section 309(B)(1) of the Securities and Futures Act, Chapter 289 Singapore (the “SFA”), this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the New Notes may not be circulated or distributed, nor may the New Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of Chapter 289 of the SFA, (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the New Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the New Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the New Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

VALIDITY OF NOTES

The validity of the New Notes and Guarantees will be passed upon for us by Cravath, Swaine & Moore LLP as to certain matters of New York law. The validity of the Guarantees will be passed upon for us by Slaughter and May as to certain matters of English law.

Certain legal matters in connection with the Exchange Offers will be passed upon for the Dealer Managers by Morrison & Foerster LLP.

EXPERTS

The consolidated financial statements of Shell appearing in Shell’s Annual Report on Form 20-F for the year ended December 31, 2023 and the effectiveness of Shell’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Commission) given on the authority of such firm as experts in accounting and auditing.

SHELL FINANCE US INC.

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers for the Old Notes is:

D.F. King & Co., Inc.

Banks and Brokers call: +1 (212) 269-5550
Toll-free (U.S. only): +1 (877) 783-5524

Email: Shell@dfking.com
By Facsimile (for eligible institutions only): +1 (212) 709-3328

Confirmation: +1 (212) 269-5552
Attention: Michael Horthman
Website: www.dfking.com/shell

Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of this prospectus may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers.

The Dealer Managers for the Exchange Offers are:

Deutsche Bank Securities	Goldman Sachs & Co. LLC	Wells Fargo Securities
Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Attention: Liability Management Group
Telephone: (U.S. Toll-Free): +1 (866) 627-0391
Telephone (U.S. Collect): +1 (212) 250-2955
Telephone (London): +44 207 545 8011

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Liability Management Group
Telephone (U.S. Toll-Free): +1 (800) 828-3182
Telephone (U.S. Collect): +1 (212) 902-6351
Telephone (London): +44 207 774 4836
Email: gs-lm-nyc@ny.email.gs.com

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Liability Management Group
Telephone (U.S. Toll-Free): +1 (866) 309-6316
Telephone (U.S. Collect): +1 (704) 410-4235
Telephone (Europe): +33 1 85 14 06 62
Email: liabilitymanagement@wellsfargo.com

Part II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.          Indemnification of Directors and Officers

Article 135 of Shell’s Articles provides that, as far as the legislation allows this, Shell: (i) can indemnify any director or former director of the company, of any associated company or of any affiliate against any liability; and (ii) can purchase and maintain insurance against any liability for any director or former director of the company, of any associated company or of any affiliate. Pursuant to the Companies Act 2006 (sections 232 and 233), we may purchase and maintain for our directors (or directors of an associated company), insurance against any liability attaching to them in connection with any negligence, default, breach of duty or breach of trust in relation to the relevant company.

Shell has entered into a deed of indemnity with each of the Shell directors. The terms of each of these deeds are identical and they reflect the statutory provisions on indemnities contained in the Companies Act 2006. Under the terms of each deed, Shell undertakes to indemnify the relevant Shell director, to the widest extent permitted by English law, against any loss, liability or damage, howsoever caused (including by that director’s own negligence), suffered or incurred by that director in respect of that director’s acts or omissions on or after the date that the deed was entered into while or in the course of that director acting as a director or employee of Shell, or any member of the Shell Group or certain other entities. In addition, Shell shall lend such funds to the director as are required to meet reasonable costs and expenses incurred or to be incurred by him/her in defending any criminal or civil proceedings or in connection with certain applications under the Companies Act 2006. It is a term of each indemnity that Shell and the relevant director agree to be bound by the provisions in Shell’s Articles relating to arbitration and exclusive jurisdiction.

The relevant provisions of the Companies Act 2006 include sections 232 to 235.

Section 232 states that, any provision that purports to exempt a director (to any extent) from liability for negligence, default, breach of duty or trust by him/her in relation to the company is void. Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or an associated company against any such liability is also void unless it is a qualifying third party indemnity provision or a qualifying pension scheme indemnity provision. Shell is still permitted to purchase insurance against any such liability for a director of the company or an associated company.

A pension scheme indemnity provision means a provision indemnifying a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme. Such provision is a “qualifying pension scheme indemnity provision” as long as it does not provide any indemnity against: (i) any liability of the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or (ii) any liability incurred by the director in defending criminal proceedings in which he/she is convicted.

A third party indemnity provision means a provision indemnifying a director of a company against liability incurred by the director to a person other than the company or an associated company. Such provision is a “qualifying third party indemnity provision” as long as it does not provide any indemnity against: (i) any liability of the director to pay a fine imposed in criminal proceedings or a sum payable to a regulatory authority by way of a penalty in respect of non-compliance with any requirement of a regulatory nature; or (ii) any liability incurred by the director in defending criminal proceedings in which he/she is convicted or in defending civil proceedings brought by the company or an associated company in which judgment is given against him/her or where the court refuses to grant him/her relief under an application under sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) of the Companies Act 2006 or its power under section 1157 (general power of the court to grant relief in case of honest and reasonable conduct) of the Companies Act 2006 (described below). Any qualifying third party indemnity provision or qualifying pension scheme indemnity provision in force when the directors’ report (which forms part of the company’s annual report) is approved, or which was in force during the relevant financial year, for the benefit of one or more directors of the company must be disclosed in the directors’ report section of the annual report.

Section 205 of the Companies Act 2006 provides that a company can provide a director with funds to meet expenditures incurred or to be incurred by him/her in defending any criminal or civil proceedings in connection with any alleged negligence, default, breach of duty or breach of trust by the director in relation to the company or an associated company or in connection with an application for relief under sections 661(3) or (4) (power of court to grant relief in case of acquisition of shares by innocent nominee) of the Companies Act 2006 or its power under section 1157 (general power of the court to grant relief in case of honest and reasonable conduct) of the Companies Act 2006, or to enable any such director to avoid incurring such expenditure. Such loan must be repaid, or (as the case may be) any liability of the company incurred under any transaction connected with the thing done is to be discharged if the director is convicted, judgment is found against him/her or the court refuses to grant the relief on the application.

Section 1157 of the Companies Act 2006 provides that:

(1)
If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as an auditor (whether he/she is or is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he/she has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his/her appointment) he/she ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him/her, either wholly or in part, from his/her liability on such terms as it thinks fit.

(2)
If any such officer or person has reason to apprehend that any claim will or might be made against him/her in respect of any negligence, default, breach of duty or breach of trust, he/she may apply to the court for relief; and the court has the same power to relieve him/her as it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

(3)
Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he/she is satisfied that the defendant (in Scotland, the defender) ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him/her, withdraw the case from the jury and forthwith direct judgment to be entered for the defendant (in Scotland, grant decree of absolvitor) on such terms as to costs (in Scotland, expenses) or otherwise as the judge may think proper.

English law permits a shareholder to initiate a lawsuit on behalf of the company only in limited circumstances.  The Companies Act 2006 permits a shareholder or member, as that term is used in Section 260 and 994 of the Companies Act 2006, to apply for a court order, either:

(i)	in respect of a cause of action arising from an actual or proposed act or omission involving negligence, default, breach of duty or breach of trust by a director of the company; or

(ii)
when the company’s affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or when any actual or proposed act or omission of the company is or would be so prejudicial.

A court has wide discretion in granting relief and may, for example, authorize civil proceedings to be brought in the name of the company by a shareholder on terms that the court directs. Except in these limited circumstances, English law does not generally permit lawsuits by shareholders on behalf of the company or on behalf of other shareholders.

Shell Finance US’s By-Laws provide for indemnification of, among others, Shell Finance US’s current and former directors and officers to the full extent permitted by law. Section 145 of the Delaware General Corporation Law (“DGCL”) permits a corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or entity. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful.

This power to indemnify applies to actions brought by or in the right of the corporation to procure a judgment in its favor as well, but only to the extent of expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with the further limitation that in such actions no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that a court shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.

Where a present or former director or officer has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in the prior two paragraphs, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. Shell Finance US’s By-Laws also provide that expenses incurred by any such person in defending actions, suits or proceedings shall be paid by Shell Finance US promptly in advance of the final disposition of any such action, suit or proceeding, promptly upon receipt by Shell Finance US of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by Shell Finance US.

Shell Finance US’s Certificate of Incorporation provides that its directors shall not be liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director to the fullest extent permitted by law. Section 102(b)(7) of the DGCL permits a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (a) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or (d) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, Shell Finance US participates in the directors’ and officers’ liability insurance coverage under the Shell Group Global Insurance Plan that insures against claims and liabilities (with stated exceptions) that officers and directors of Shell Finance US may incur in such capacities.

The foregoing summary with respect to the indemnification of Shell Finance US’s directors and officers is subject to the complete text of the DGCL and Shell Finance US’s Certificate of Incorporation, By-Laws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

Item 21.          Exhibits and Financial Statement Schedules

The exhibits listed below in the “Exhibit Index” are part of this registration statement.

Item 22.          Undertakings

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished; provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7)
That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(9)
(i) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above include information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(10)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description

3.1
Memorandum of Association of Shell plc (f/k/a Royal Dutch Shell plc), together with a special resolution of Royal Dutch Shell plc dated 18 May 2010 (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form F-3 (No. 333-177588) of Shell plc filed with the U.S. Securities and Exchange Commission on October 28, 2011).

3.2
Articles of Association of Shell plc, dated May 23, 2023 (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-8 (No. 001-272192) of Shell plc filed with the U.S. Securities and Exchange Commission on May 25, 2023).

4.1
Senior Indenture, among Shell International Finance B.V., Shell plc (f/k/a Royal Dutch Shell plc) and Deutsche Bank Trust Company Americas dated as of June 27, 2006 (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form F-3 (No. 333-222005), of Shell plc filed with the U.S. Securities and Exchange Commission on December 12, 2017).

4.2	Form of Senior Indenture, among Shell Finance US Inc., Shell plc (f/k/a Royal Dutch Shell plc) and Deutsche Bank Trust Company Americas, relating to the New Notes.

4.3	Form of New Notes of Shell Finance US Inc.

5.1	Opinion of Slaughter and May, English solicitors to Shell plc, as to the validity of the Guarantees as to certain matters of English law.

5.2	Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Shell plc and Shell Finance US Inc., as to the validity of the New Notes.

8.1	Opinion of Cravath, Swaine & Moore LLP, U.S. legal advisors to Shell plc and Shell Finance US Inc., as to certain matters of U.S. taxation (included in Exhibit 5.2 herein).

8.2	Opinion of De Brauw Blackstone Westbroek N.V., Dutch legal advisors to Shell International Finance B.V., as to certain matters of Dutch taxation.

21.1
Significant Shell Subsidiaries at December 31, 2023 (incorporated by reference to Exhibit 8.1 to the Annual Report on Form 20-F (File No. 001-32575) of Shell plc for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on March 14, 2024).

22.1	Subsidiary Issuers of Guaranteed Securities.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Slaughter and May, English solicitors to Shell plc (included in Exhibit 5.1 herein).

23.3	Consent of Cravath, Swaine & Moore LLP, U.S. legal advisors to Shell plc and Shell Finance US Inc. (included in Exhibit 5.2 herein).

24.1	Power of attorney with respect to the Board of Directors of Shell plc.

25.1	Statement of eligibility of Trustee on Form T-1 with respect to Shell Finance US Inc.

107.1	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in London, England, on September 5, 2024.

SHELL PLC

By:	/s/ Sinead Gorman
	Name:	Sinead Gorman
	Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Title	Date

*	Chair
Sir Andrew Mackenzie

*	Deputy Chair and Senior Independent Non-executive Director
Dick Boer

*	Chief Executive Officer (Principal Executive Officer)
Wael Sawan

/s/ Sinead Gorman	Chief Financial Officer (Principal Financial Officer; Principal Accounting Officer)	September 5, 2024
Sinead Gorman

*	Non-executive Director
Neil Carson OBE

*	Non-executive Director
Ann Godbehere

*	Non-executive Director
Catherine J. Hughes

*	Non-executive Director
Jane Holl Lute

*	Non-executive Director
Sir Charles Roxburgh

*	Non-executive Director
Abraham Schot

*	Non-executive Director
Leena Srivastava

*	Non-executive Director
Cyrus Taraporevala

*	By:	/s/ Sinead Gorman	September 5, 2024
(Sinead Gorman, Attorney-in-Fact)

Pursuant to the requirements of the Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this registration statement in the capacity of the duly authorized representative of Shell plc in the U.S. in Delaware on September 5, 2024.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Houston, Texas, on September 5, 2024.

SHELL FINANCE US INC.

By:	/s/ Olga A. Stevens
	Name:	Olga A. Stevens
	Title:	Director and Vice President - Finance

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Mitchell B. Ice	Director and President (Principal Executive Officer)	September 5, 2024
Mitchell B. Ice

/s/ John S. Misso	Director	September 5, 2024
John S. Misso

/s/ Olga A. Stevens	Director and Vice President - Finance (Principal Financial Officer, Principal Accounting Officer)	September 5, 2024
Olga A. Stevens